UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HERCULES CAPITAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11

1 North B Street, Suite 2000, San Mateo, CA 94401

April 23, 2026

TO MY FELLOW STOCKHOLDER,

On behalf of the Board of Directors and the Hercules Capital team, thank you for your investment. Following another record-breaking year in 2025, it is my pleasure to once again invite you to the Hercules Capital Annual Meeting of Stockholders, which will be held virtually on June 18, 2026 at www.virtualshareholdermeeting.com/HTGC2026 at 9:00 a.m. Eastern Time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

Thank you for your continued commitment to Hercules Capital and the entrepreneurs and businesses we serve.

Sincerely,

Scott Bluestein
Chief Executive Officer and Chief Investment Officer

PLEASE TAKE FIVE MINUTES RIGHT NOW TO VOTE YOUR SHARES:

•QR Code: Locate the QR Code on your proxy card to easily vote with your mobile phone.
•By Internet or Phone:
1.Locate the 16-digit control number included in the proxy card, voter instruction or notice.
2.Visit www.proxyvote.com or call 1-800-690-6903, submit your control number and instruct your shares.
•Mail: Sending your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2026

Our proxy statement, a form of proxy card and our annual report on Form 10-K for the year ended December 31, 2025 are available on the Internet at www.proxyvote.com.

The following information applicable to the Annual Meeting is located in the proxy statement and accompanying proxy card:

•The date, time and location of the meeting;
•A list of the matters intended to be acted on and our Board of Directors’ recommendations regarding those matters;
•Any control/identification numbers that you need to access your proxy card; and
•Information about attending the meeting and voting in person.

1 North B Street, Suite 2000, San Mateo, CA 94401

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of the Stockholders of Hercules Capital, Inc., a Maryland corporation, will be held virtually at www.virtualshareholdermeeting.com/HTGC2026, on June 18, 2026, at 9:00 a.m. Eastern Time, in order to:

1.elect an independent director;

2.provide an advisory vote to approve the Company's named executive officer compensation;

3.provide an advisory vote on the frequency of the advisory vote to approve the Company's named executive officer compensation;

4.approve the amendment and restatement of the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan;

5.approve the amendment and restatement of the Hercules Capital, Inc. 2018 Non-Employee Director Plan;

6.ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026; and

7.transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

If you were a stockholder as of the close of business on April 9, 2026, you are entitled to vote at the meeting and at any postponement or adjournment thereof.

Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption “Record Date and Voting Information.”

We have enclosed with this notice and proxy statement a copy of our annual report on Form 10-K for the year ended December 31, 2025.

By Order of the Board of Directors,

Kiersten Zaza Botelho
Secretary

Dated: April 23, 2026

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Summary Compensation Table	27
Grants of Plan Based Awards in 2025	27
Outstanding Equity Awards at Fiscal Year End, December 31, 2025	28
Options Exercised and Stock Vested in 2025	29
Potential Payments upon Termination or Change in Control	29
CEO Pay Ratio	30
Pay vs. Performance	30
Independent Director Compensation	34
Equity Compensation Plan Information	34
PROPOSAL 2: ADVISORY PROPOSAL TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	35
2026 “Say-on-Pay” Advisory Vote	35
NEO Compensation and 2025 “Say-on-Pay” Advisory Vote	35
Key Stockholder Considerations	35
PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	36
Background	36
Key Stockholder Considerations	36
PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HERCULES CAPITAL, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN	37
Key Stockholder Considerations	37
Outstanding Awards	37
Promotion of Good Corporate Governance Practices	38
Changes to the Plan	38
Summary of the Plan	38
SEC Order and Limitations on Awards	41
Certain Federal Income Tax Considerations	42
New Plan Benefits	43
Registration with the SEC	43
PROPOSAL 5: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HERCULES CAPITAL, INC. 2018 NON-EMPLOYEE DIRECTOR PLAN	44
Key Stockholder Considerations	44
Outstanding Awards	44
Changes to the Director Plan	44
Summary of the Director Plan	44
SEC Order and Limitations on Awards	46
Certain Federal Income Tax Considerations	47
New Plan Benefits	47
PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026	49
Key Stockholder Considerations	49
Principal Accountant Fees and Services	49
Pre-Approval Policy	50
AUDIT COMMITTEE REPORT	51
STOCKHOLDER PROPOSALS	52
PRIVACY NOTICE	53
ANNEX A	A-1
ANNEX B	B-1

SUMMARY INFORMATION

This summary provides highlights about Hercules Capital, Inc. and information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider when deciding how to vote your Shares.

You are receiving this proxy statement because you hold shares of common stock (each, a "Share" and collectively, "Shares") of Hercules Capital, Inc. (“Hercules,” the “Company,” “we,” “us,” or “our”) as of the close of business on April 9, 2026 (the "Record Date"). We are a specialty finance company focused on providing senior secured loans to high-growth, innovative venture capital-backed and institutional-backed companies in a variety of technology and life sciences industries. We are also an internally managed, non-diversified closed-end investment company that has elected to be regulated as a business development company (or "BDC") under the Investment Company Act of 1940 (the “1940 Act”). We are required to hold an annual meeting of our stockholders and provide you, our stockholder, with information about the meeting and the proposals we are asking you to vote on at the meeting. This proxy statement provides information relating to our 2026 annual meeting (the “Annual Meeting”), which will be held virtually on June 18, 2026 at 9:00 a.m., Eastern Time at www.virtualshareholdermeeting.com/HTGC2026. This proxy statement, the notice of annual meeting of stockholders and the accompanying proxy card, together with a copy of our annual report on Form 10-K, are first being released to stockholders on or about April 23, 2026.

2026 Annual Meeting Proposals

Stockholders will be asked to vote on the following proposals at the Annual Meeting:

1.Election of an independent director;

2.Advisory vote to approve the Company's named executive officer compensation;

3.Advisory vote on the frequency of the advisory vote to approve the Company's named executive officer compensation;

4.Approval of the amendment and restatement of the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan;

5.Approval of the amendment and restatement of the Hercules Capital, Inc. 2018 Non-Employee Director Plan;

6.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026; and

7.The transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

How to Vote

Voting takes only a few minutes and can be done using any one of the below methods:

•QR Code: Locate the QR Code on your proxy card to easily vote with your mobile phone.
•By Internet or Phone:
1.Locate the 16-digit control number included in the proxy card, voter instruction or notice.
2.Visit www.proxyvote.com or call 1-800-690-6903, submit your control number and instruct your shares.
•Mail: Sending your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

You may also attend and participate in the Annual Meeting virtually by following the instructions on www.proxyvote.com. Please have your 16-Digit Control Number (located on your proxy card) to join the meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will appear on the log in website page fifteen minutes prior to the meeting start time.

If your Shares are held in street name (meaning you hold your Shares in a bank or brokerage account or with another nominee) and you want to vote your Shares virtually at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your Shares.

We are not aware of any other matters that may be presented or acted on at the Annual Meeting other than those listed above. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card (the "Proxies") may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.

Record Date and Voting Information

Record Date

Our Board selected April 9, 2026 as the Record Date for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., as of the close of business on the Record Date, you may vote your Shares on the matters to be considered by our stockholders at the Annual Meeting. If your Shares were held in street name on that date, the broker or other nominee that was the record holder of your Shares has the authority to vote them at the Annual Meeting in accordance with your instructions. They have forwarded to you this proxy statement seeking your instructions on how you want your Shares voted. As of the close of business on the Record Date, 187,133,158 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

Quorum

We cannot conduct any business at the Annual Meeting unless a quorum of stockholders is present – meaning generally that stockholders who collectively hold a majority of the outstanding Shares entitled to vote at the Annual Meeting have voted or authorized a proxy to vote. Abstentions and broker non-votes (see below) will be treated as Shares present for determining whether we have a quorum. If we do not have a quorum, the chairman of the Annual Meeting may adjourn the meeting to a later date to allow additional time for stockholders to vote.

Required Vote

Proposal 1 requires the affirmative vote of a majority of the votes cast for and against a director nominee at the Annual Meeting in person or by proxy. Proposals 2, 3, 4, 5 and 6 require the affirmative vote a majority of the votes cast at the Annual Meeting in person or by proxy.

How to Revoke or Change Your Vote

If you are a registered stockholder, you may revoke or change your proxy at any time before the Annual Meeting by notifying the Corporate Secretary in writing at Hercules Capital, Inc., c/o Kiersten Zaza Botelho, Corporate Secretary, 1 North B Street, Suite 2000, San Mateo, California 94401, returning a signed proxy with a later date, submitting an electronic proxy as of a later date or by virtually attending and voting at the Annual Meeting. Just attending the Annual Meeting, without any other action, will not revoke a previously-submitted proxy. If your Shares are held in “street name,” you will need to contact the bank, broker or other nominee with which you hold your Shares for instructions on how to change your vote.

Abstentions and Broker Non-Votes

An abstention represents action by a stockholder to refrain from voting “for” or “against” a proposal. Abstentions will have no effect on the outcomes of any of the Proposals at the Annual Meeting. “Broker non-votes” represent votes that are not cast on a non-routine matter by a broker that is present (in person or by proxy) at the meeting because (i) the Shares entitled to cast the votes are held in “street name,” (ii) the broker lacks discretionary authority to vote the Shares and (iii) the broker has not received voting instructions from the beneficial owner. For the Annual Meeting, each of Proposals 1, 2, 3, 4 and 5 is a non-routine matter. This means that if you hold your Shares in “street name,” your broker, bank or nominee will not be able to vote your Shares with respect to Proposals 1, 2, 3, 4 or 5 unless you give your broker (or bank or other nominee) specific instructions on how to vote your Shares. Proposal 6 is a routine matter. As a result, if you beneficially own your Shares and you do not provide your broker, bank or nominee with voting instructions, then your broker, bank or nominee will be able to vote your Shares with respect to Proposal 6 on your behalf.

Confidential Voting

All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except to meet any legal requirements, to permit the inspectors of election to tabulate and certify your vote; or to adequately respond to your written comments on your proxy card.

Other Information

Householding

If you hold Shares in “street name,” the banks, broker or other nominee with whom you hold your Shares may be “householding” our proxy statements, annual reports and related materials. “Householding” means that only one copy of these documents is sent to multiple stockholders living in the same household. If you would like to receive your own set of our proxy statements, annual reports and related materials, or if you share an address with another Hercules stockholder and you both would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

Cost of Solicitation

The Company is paying all of the costs associated with the Annual Meeting, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. The Company may solicit votes by phone, fax or other electronic means of communication, or in person. The Company has also retained Broadridge Financial Services Inc. to assist in the solicitation of proxies for estimated fees of $40,000 plus out-of-pocket expenses.

Dissenters’ or Appraisal Rights

Stockholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein.

Questions and Contact Information

If you have any further questions about how to cast your vote, the Annual Meeting or about this proxy statement generally, please contact Michael Hara, Managing Director of Investor Relations and Corporate Communications, at (650) 433-5578 or mhara@htgc.com or Kiersten Zaza Botelho, Corporate Secretary, at (617) 314-9973 or kbotelho@htgc.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 9, 2026, the beneficial ownership of each current Director, Director Nominee, our executive officers, each person known to us to beneficially own more than 5% of the outstanding Shares, and our executive officers and Directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 9, 2026 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Ownership information for those persons who beneficially own 5.0% or more of our Shares of common stock pursuant to these rules is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available. Percentage of ownership is based on 187,133,158 Shares outstanding as of April 9, 2026. Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the Shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and Directors is c/o Hercules Capital, Inc., 1 North B Street, Suite 2000, San Mateo, California 94401.

Name Address of Beneficial Owner	Type of Ownership	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Director
Scott Bluestein(2)	Record/Beneficial	2,495,986	1.3%
Independent Directors
Robert P. Badavas(3)	Record/Beneficial	127,143	*
DeAnne Aguirre(4)	Record/Beneficial	30,835	*
Gayle Crowell(5)	Record/Beneficial	97,589	*
Thomas J. Fallon(6)	Record/Beneficial	163,628	*
Wade Loo(7)	Record/Beneficial	46,817	*
Pam Randhawa(8)	Record/Beneficial	22,486	*
Nikos Theodosopoulos(9)	Record/Beneficial	29,362	*
Other Executive Officers
Seth H. Meyer(10)	Record/Beneficial	442,079	*
Christian Follmann(11)	Record/Beneficial	147,687	*
Kiersten Zaza Botelho(12)	Record/Beneficial	91,362	*
Executive Officers and Directors as a group (11 persons)(13)			2.0%
Beneficial Owners of More than 5%
Kingdom Holding Company(14)		9,411,490	5.03%

*     Less than 1%.
(1)    Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act").
(2)    Includes 505,903 restricted Shares.
(3)    Includes 1,412 restricted Shares. 122,073 Shares are held of record by the Robert P. Badavas Trust of 2007 and Mr. Badavas disclaims any beneficial ownership interest of such Shares except to the extent of his pecuniary interest therein.
(4)    Includes 3,329 restricted Shares. 20,086 Shares are held of record by the Aguirre Family 2004 Trust and Ms. Aguirre disclaims any beneficial ownership interest in such Shares except to the extent of her pecuniary interest therein.
(5)    Includes 2,020 restricted Shares.
(6)    Includes 2,020 restricted Shares. 157,669 Shares are held of record by the Fallon Family Revocable Trust and Mr. Fallon disclaims any beneficial ownership interest of such Shares except to the extent of his pecuniary interest therein.
(7)    Includes 3,329 restricted Shares. 40,188 Shares are held of record by the Loo Revocable Trust and Mr. Loo disclaims any beneficial ownership interest of such Shares except to the extent of his pecuniary interest therein.
(8)    Includes 1,412 restricted Shares.
(9)    Includes 2,020 restricted Shares.
(10)    Includes 156,936 restricted Shares
(11)    Includes 64,761 restricted Shares and 350 Shares held by Mr. Follmann’s spouse in her name. Mr. Follmann disclaims any beneficial ownership interest of such Shares held by his spouse except to the extent of his pecuniary interest therein.
(12)    Includes 56,789 restricted Shares.
(13)    Includes 799,931 restricted Shares.
(14)    Based on information provided in a Schedule 13G filed on May 8, 2023, Kingdom Holding Company reported sole voting and dispositive power with respect to Shares. The Schedule 13G does not include any information regarding Shares acquired or sold since the date of such Schedule 13G. The business address of Kingdom Holding Company is 66 Floor, Kingdom Centre, P.O. Box 1, Riyadh 11321, Kingdom of Saudi Arabia.

The following table sets forth as of April 9, 2026, the dollar range of our securities beneficially owned by our Directors and named executive officers.

Name and Address of Beneficial Owner	Dollar Range of Equity Securities Beneficially Owned
Interested Director
Scott Bluestein	Over $100,000
Independent Directors
Robert P. Badavas	Over $100,000
DeAnne Aguirre	Over $100,000
Gayle Crowell	Over $100,000
Thomas J. Fallon	Over $100,000
Wade Loo	Over $100,000
Pam Randhawa	Over $100,000
Nikos Theodosopoulos	Over $100,000
Other Executive Officers
Seth H. Meyer	Over $100,000
Christian Follmann	Over $100,000
Kiersten Zaza Botelho	Over $100,000

PROPOSAL 1: ELECTION OF AN INDEPENDENT DIRECTOR

This Proposal 1 requests that stockholders elect Robert P. Badavas, an independent director and Class I director, to the Board to serve until the third annual meeting of stockholders following his election and until his successor is duly elected and qualifies or until his earlier death, resignation or removal from the Board. You should carefully read this Proposal 1 in its entirety before voting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DIRECTOR NOMINEE.

Summary of the Board and 2026 Director Nomination Process

As of the date of this proxy statement, the Board consists of a majority of directors who are not an “interested persons” of the Company, as defined by the 1940 Act and applicable New York Stock Exchange ("NYSE") rules, and each such director is referred to as an "independent director." The Board is composed of three classes (Class I, Class II and Class III), with members of each serving until the third annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation or removal from the Board.

Robert P. Badavas and Pam Randhawa are the Class I Directors whose terms will expire at the Annual Meeting. Pam Randhawa has informed the Board that she will not stand for re-election at the Annual Meeting. The Board thanks Ms. Randhawa for her dedicated service and valuable contributions to the Company.

The Company's Nominating and Corporate Governance Committee (the "Governance Committee") and the Board have each approved Mr. Badavas’ nominations to stand for election at the Annual Meeting. If elected, he will serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his successor is duly elected and qualifies, or until his earlier death, resignation or removal from the Board. Mr. Badavas' biographical information can be found below under “Biographical Information – Directors.”

Mr. Badavas is not being nominated as a Director for election pursuant to any agreement or understanding between him and the Company. Mr. Badavas has indicated his willingness to continue to serve if elected and the Board has no reason to believe that Mr. Badavas will be unable or unwilling to serve. Mr. Badavas has also consented to be named as the Director Nominee in this proxy statement. Mr. Badavas is an independent director.

Key Stockholder Considerations

Stockholders should review this Proposal 1 in its entirety, as well as the biographies of the Directors and Director Nominee when determining how to vote on this Proposal 1. The Board believes that it is in your best interest for the Director Nominee to be elected to the Board. The Board recommends that stockholders vote FOR the Director Nominee pursuant to Proposal 1.

In the absence of instructions to the contrary, it is the intention of the Proxies to vote such proxy FOR the election of the Director Nominee. If the Director Nominee should decline or be unable to serve as a Director, it is intended that the proxy will be voted for the election of the person nominated by the Board as a replacement.

The Director Nominee will be elected pursuant to this Proposal 1 if he receives the affirmative vote of a majority of the total votes cast for and against the Director Nominee at the Annual Meeting. Abstentions and broker non-votes will not count as votes cast and will have no effect on the outcome of this Proposal 1. Stockholders may not cumulate their votes. Even if the Director Nominee is not elected, he will remain in office as a Director until the earlier of the acceptance by the Board of his resignation or his removal. If the Director Nominee is not elected pursuant to this Proposal 1, the Director is required to offer to resign from the Board. In that event, the Governance Committee will consider such offer to resign and make a recommendation to the Board, who will then vote whether to accept the Director’s resignation in accordance with the procedures listed in the Company’s Corporate Governance Guidelines. Each Share may be voted for as many individuals as there are Director Nominees and for whose election the Share is entitled to be voted.

CORPORATE GOVERNANCE

Board Structure and Composition

The Board is comprised of a majority of independent directors, including an Independent Lead Director and Chairman of the Board. The Board and the committees remain in close contact with Company management and receive reports on various aspects of management and enterprise risk directly from our senior management and independent public accountant. The Board believes this provides an efficient and effective leadership model for the Company. The Board recognizes that no single leadership model is right for all companies at all times and that, depending on the circumstances, other leadership models might be appropriate at different times. Accordingly, the Board periodically reviews its leadership structure and considers changes to it.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Governance Committee. Each committee member is an independent director and satisfies the independence requirements of the applicable rules of the NYSE. The members of each committee, the number of times each committee met during 2025 and descriptions of each committee are set forth below. The charter of each committee is available on the Investor Relations page of our website at: https://investor.htgc.com/corporate-governance/governance-documents.

Board Committees
Independent Director	Audit	Compensation	Nominating and Corporate Governance
Robert P. Badavas	●
DeAnne Aguirre		●	●
Gayle Crowell		Chair	●
Thomas J. Fallon			●
Wade Loo	Chair	●
Pam Randhawa{1)	●	●
Nikos Theodosopoulos	●		Chair
Number of meetings in 2025:	5	5	4
(1)    Ms. Randhawa will not stand for re-election to the Board after her current term, which ends at the Annual Meeting.

The Audit Committee oversees the accounting and financial reporting processes and the integrity of the financial statements, establishes procedures for complaints relating to accounting, internal accounting controls or auditing matters, examines the independence qualifications of our auditors, assists our Board’s oversight of our compliance with legal and regulatory requirements and enterprise risk management, assists our Board in fulfilling its oversight responsibilities related to the systems of internal controls and disclosure controls which management has established regarding finance, accounting, and regulatory compliance, reviews and recommends to the Board the valuation of the Company’s portfolio. Our Board has determined that each member of the Audit Committee is an “Audit Committee financial expert” as defined by the SEC. For more information on the backgrounds of these directors, see their biographical information below.

The Compensation Committee oversees our overall compensation strategies, plans, policies and programs, approves Director and executive compensation, assesses compensation-related risks, reviews compliance with applicable exemptive orders and stockholder-approved equity compensation plans, and approves and oversees the implementation of the executive compensation clawback policy. The Compensation Committee has the authority to engage the services of outside advisers, experts and others as it deems necessary to assist the committee in connection with its responsibilities. The actions of the Compensation Committee are generally reviewed and ratified by the entire Board, except the employee directors do not vote with respect to their compensation.

The Nominating and Corporate Governance Committee discharges our Board’s responsibilities related to general corporate governance practices, including developing, reviewing and recommending to our Board a set of principles to be adopted as the Company’s Corporate Governance Guidelines; conducts an annual performance evaluation of our Board, its Committees, and its members; reviews Board composition, size, and refreshment and identifying and recommending to our Board qualified director candidates; oversees succession planning for the CEO, Section 16 officers and senior management who report to the CEO; oversees the Director resignation policy set forth in the Corporate Governance Guidelines; considers nominees properly recommended by a stockholder; and regularly considers the composition of our Board to ensure there is a proper combination of skills, professional experience, tenure and diverse viewpoints, perspectives and backgrounds.

Director Qualifications

The Board recognizes that it is important to assemble a body of Directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as a Board, and working with management, effectively. The Governance Committee is responsible for maintaining a well-rounded and diverse Board that has the requisite range of skills and qualifications to oversee the Company effectively. Criteria considered by the Governance Committee in evaluating qualifications of individuals for election as members of the Board consist of the independence and other applicable NYSE corporate governance requirements; the 1940 Act and all other applicable laws, rules, regulations and listing standards; and the criteria, polices and principles set forth in the Governance Committee charter. Our Board believes in the value of diverse viewpoints and seeks to ensure that its composition reflects a mix of members representing various skills, professional experience, backgrounds and perspectives. The Board must also comprise individuals with experience or skills sufficient to meet the requirements of the various rules and regulations of the NYSE and the SEC, such as the requirements to have a majority of independent directors and an “audit committee financial expert.” In light of our business, the primary areas of experience and qualifications sought by the Governance Committee in Directors and Director Nominees include, but are not limited to, the following:

•Client Industries—Experience with venture capital-backed companies in general, and our specific portfolio company industries – technology and life sciences.

•Banking/Financial Services—Experience with commercial or investment banking, mutual fund, or other financial services industries, including regulatory experience and specific knowledge of the 1940 Act, the Securities Act of 1933 (the "Securities Act") and the Exchange Act.

•Leadership/Strategy—Experience as a CEO, COO, President, CFO, or significant division manager responsible for leading a large team and establishing and executing successful business strategies.

•Finance, IT and Other Business Operations—Experience related to finance, accounting, IT, treasury, human resources, or other key business processes.

•Enterprise Risk Management—Experience with enterprise risk management processes and functions.

•Governance—Experience with corporate governance issues, particularly in publicly-traded companies.

•Strategic Planning—Experience with senior executive-level strategic planning for publicly-traded companies, private companies, and non-profit entities.

•Mergers and Acquisitions—Experience with public and private mergers and acquisitions, both in identifying and evaluating potential targets, as well as post-acquisition integration.

•Cybersecurity – Experience in cybersecurity, a certification or degree in cybersecurity, or the knowledge, skills or other background in cybersecurity, including, for example, in the areas of security policy and governance, risk management, security assessment, control evaluation, security architecture and engineering, security operations, incident handling, or business continuity planning.

•Artificial Intelligence – Experience overseeing the use of AI technologies in a business, including strategy and adoption, responsible use and governance, assessment of risks and opportunities, and compliance with applicable laws and standards.

Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to our Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; number of any Shares beneficially owned by the nominee, if any; the date such Shares were acquired and the investment intent of such acquisition; whether such stockholder believes the nominee is an “interested person” of our Company, as defined in 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. See

“Stockholder Proposals” in this proxy statement and the relevant provisions of our Bylaws for other requirements of stockholder proposals.

Corporate Governance Practices

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with senior management and certain other employees, and by reviewing materials provided to them and participating in meetings of our Board and its Committees.

Each Director makes a diligent effort to attend all Board and Committee meetings, as well as our annual meeting of stockholders. All Directors attended at least 75% of the aggregate number of meetings of the Board and of the respective Committees on which they served during 2025. Each of our then-serving Directors attended our 2025 annual meeting of stockholders. During 2025, the Board held four regular meetings to address regular, quarterly business matters, three special meetings to address business matters that arose between quarters, and reviewed and approved by written consent such other intra-quarter matters.

Because our Board is committed to strong and effective corporate governance, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the NYSE’s listing standards. The Board has adopted a number of policies to support our values and good corporate governance, including our Committee charters, Insider Trading Policy, Code of Ethics and Code of Business Conduct and Ethics. The Insider Trading Policy, among other things, governs the purchase, sale and/or other dispositions of our securities by Directors and executive officers and we believe has been reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. Our insider trading policy is filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2025.

The Board has adopted our Corporate Governance Guidelines, which provide a framework for the operation of the Board and address key governance practices. The Corporate Governance Guidelines are available on the Investor Relations page of our website at https://investor.htgc.com/corporate-governance/governance-documents. Our Board continuously reviews and, as appropriate, updates our Corporate Governance Guidelines, practices and framework. Examples of our corporate governance practices include:

    Board Practices

•Majority independent directors
•Demonstrated commitment to Board refreshment (since 2021, assuming election of the current Director Nominee, 4 new Directors have joined and 4 have rolled off the Board)
•Demonstrated commitment to periodic committee refreshment and committee chair succession
•Robust Director nominee selection process
•Regular Board, Committee and Director evaluations
•Lead Independent Director elected by the independent directors, with robust duties and oversight responsibilities
•Independent Audit, Compensation and Governance Committees
•Regular executive sessions of independent directors
•Strategy and risk oversight by full Board and Committees
•Regular review and assessment of Committee responsibilities

Stockholder Matters

•Long-standing, active stockholder engagement
•Annual “say-on-pay” advisory vote 90% stockholder approval (based on number of votes cast) in 2025
•Majority voting with resignation policy for Directors in uncontested elections

Other Best Practices

•Stock ownership guidelines for executive officers and Directors
•Annual Board review of CEO and senior management succession planning
•Anti-hedging and anti-pledging policies
•Clawback policy for incentive awards
•No tax gross-up payments

Director Independence; Conflicts

The NYSE’s listing standards and the 1940 Act require that a majority of our Board and every member of our Audit, Compensation, and Governance Committees be “independent.” Under the NYSE’s listing standards and our Corporate Governance Guidelines, no director will be considered to be independent unless and until our Board affirmatively determines that such director has no direct or indirect material relationship with the Company or our management. Our Board reviews the independence of its members annually. In determining that Mss. Aguirre, Crowell and Randhawa and Messrs. Badavas, Fallon, Loo and Theodosopoulos are independent, our Board, through the Governance Committee, considered the financial services, commercial, family and other relationships between each Director and his or her immediate family members or affiliated entities, on the one hand, and the Company, on the other hand.

Certain Relationships and Related Transactions. We have established a written policy to govern the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with the Company, including our officers, Directors, and employees and any person directly or indirectly controlling, controlled by or under common control with us.

In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with the Company, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, the Company, companies controlled by us and our employees and Directors. We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek Board review and approval or exemptive relief from the SEC for such transaction.

Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics requires that our Directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to our Code of Business Conduct and Ethics, each Director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Audit Committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by our Board.

Compensation Committee Interlocks and Insider Participation. All members of our Compensation Committee are independent directors and none of the members are present or past officers or employees of the Company. No member of our Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. In addition, no Compensation Committee interlocking relationships, as set forth under Item 407(e) of Regulation S-K, existed during 2025 between any member of the Board, the Compensation Committee or our executive officers.

Anti-Hedging and Anti-Pledging Policy. The Company's Corporate Governance Guidelines prohibit Directors, executive officers, and employees from pledging Shares as loan collateral or engaging in hedging or monetization transactions involving Company stock.

Board Oversight of Risk

While day-to-day risk management is primarily the responsibility of our management team, our Board, as a whole and through its Committees, is responsible for oversight of the risk management processes.

Our Audit Committee has oversight responsibility not only for financial reporting with respect to our major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors and manages key business risks facing the Company. In addition to our Audit Committee, the other Committees of our Board consider the risks within their areas of responsibility.

For example, the Compensation Committee considers the risks that may be posed by our executive compensation program and the Governance Committee oversees risks that may be posed by our policies and procedures related to director nomination, evaluation and succession planning. For more information about the risks overseen by the committees, see “Board Committees.”

Management provides regular updates throughout the year to our Board regarding the management of the risks they oversee at each regular meeting of our Board. Also, our Board receives presentations throughout the year from various department and business group heads that include discussion of significant risks as necessary. Additionally, our full Board reviews our short and long-term strategies, including consideration of significant risks facing our business and their potential impact.

Corporate Responsibility

We believe that environmental, social and governance factors are an important driver of long-term stockholder returns from both an opportunity and risk-mitigation perspective. Our investment strategy is centered around financing to high-growth and innovative venture capital-backed and institutional-backed companies in both technology and life sciences. Certain of these companies are on the cutting edge of developing new and innovative technologies or are advancing novel drug candidates that have the possibility of providing significant benefits to patients in a variety of areas, including those with unmet needs. We believe the consideration of factors related to sustainable and responsible investments provides meaningful value to our employees, portfolio companies, stockholders and community.

Our mission is to provide our stockholders with an investment strategy that delivers attractive risk-adjusted returns. We employ a disciplined investment process that seeks to both uncover opportunities and evaluate potential risks while striving for the best possible return. Consistent with these objectives, we take a comprehensive approach to integrating relevant environmental, social and governance criteria into our investment process that involves reviewing and considering these matters, as appropriate, in the due diligence and investment decision processes.

Additional Information

Communication with the Board

We believe that communications between our Board, our stockholders and other interested persons are an important part of our corporate governance process. Stockholders with questions about the Company are encouraged to contact Michael Hara, Managing Director of Investor Relations and Corporate Communications, at (650) 433-5578. However, if stockholders believe that their questions have not been addressed, they may communicate with our Board by sending their communications to Hercules Capital, Inc., c/o Kiersten Zaza Botelho, Corporate Secretary, 1 North B Street, Suite 2000, San Mateo, California 94401. All stockholder communications received in this manner will be delivered to one or more members of our Board.

Mr. Badavas currently serves as Lead Independent Director and Chairman of the Board, and presides over executive sessions of the independent directors. Parties may communicate directly with Mr. Badavas by sending their communications to Hercules Capital, Inc., c/o Kiersten Zaza Botelho, Corporate Secretary at the above address. All communications received in this manner will be delivered to Mr. Badavas.

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or our Code of Ethics, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to Kiersten Zaza Botelho, Corporate Secretary and Chief Compliance Officer ("CCO"). The communication will be forwarded to the Audit Committee Chair if our CCO determines that the matter has been submitted in conformity with our whistleblower procedures or otherwise determines that the communication should be so directed. The acceptance and forwarding of a communication to any Director does not imply that the Director owes or assumes any duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Availability of Corporate Governance Documents

To learn more about our corporate governance and to view our corporate governance documents, please visit www.htgc.com. Copies of these documents are also available in print and free of charge by writing to Hercules Capital, Inc., c/o Kiersten Zaza Botelho, Corporate Secretary, 1 North B Street, Suite 2000, San Mateo, California 94401.

BIOGRAPHICAL INFORMATION

Set forth below is certain information (as of the Record Date) with respect to the Company's directors, including the Director Nominee, who will continue as directors following the Annual Meeting, as well as the Company's executive officers. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. The address for each officer and director is c/o Hercules Capital, Inc., 1 North B Street, Suite 2000, San Mateo, California 94401.

Directors

Name, address and age(1)	Position(s) held with Company	Term of office and length of time served	Principal occupation(s) during the past 5 years	Other directorships held by Director or Director Nominee during the past 5 years(2)
DeAnne Aguirre (65)	Independent Director	Class III Director since 2022		EPAM Systems, Inc. (NYSE: EPAM) since 2023.

Robert P. Badavas (73)	Director Nominee and Lead Independent Director	Class I Director since 2006	President of Petros Ventures, Inc. since September 2016.	—

Scott Bluestein (47)	Interested Director, Chief Executive Officer and Chief Investment Officer	Class III Director since 2019	Chief Investment Officer of Hercules since 2014; Director and Chief Executive Officer since 2019.	—

Gayle Crowell (75)	Independent Director	Class II Director since 2019	Independent Business Consultant since 2019.	Envestnet (formerly NYSE: ENV) from 2016 to 2024.

Thomas J. Fallon (64)	Independent Director	Class II Director since 2014	Executive Vice President - Business Development of Sanmina Corporation since 2022.	—

Wade Loo (65)	Independent Director	Class III Director since 2021	Investor Committee Member at Mapletree Europe Income Trust since 2021 and Investment Committee Member at Mapletree US Commercial Income Trust since 2021.	—

Nikos Theodosopoulos (63)	Independent Director	Class II Director since 2014	Independent director, advisor, consultant and angel investor in the technology industry.	Arista Networks (NYSE: ANET) from 2014 to 2023, Harmonic (Nasdaq: HLIT) from 2015 to 2022, Adtran Holdings (Nasdaq: ADTN) since 2022.
(1)    The address for each director is c/o Hercules Capital, Inc., 1 North B Street, Suite 2000, San Mateo, CA 94401.
(2)    No director otherwise services as a director of an investment company subject to the 1940 Act.

Robert P. Badavas has served on the Board since March 2006 and was appointed Lead Independent Director and Chairman of the Board in 2017 and 2019, respectively. He serves as President of Petros Management Advisors (formerly Petros Ventures, Inc.), a management and advisory services firm, from 2009 to 2011 and since 2016. Mr. Badavas served as Chairman and Chief Executive Officer of PlumChoice, Inc., a technology services and software company, from 2011 to 2016. Mr. Badavas served as President and Chief Executive Officer of TAC Worldwide from 2005 through 2009, and was Executive Vice President and Chief Financial Officer of TAC Worldwide from 2003 to 2005. Prior to joining TAC Worldwide, Mr. Badavas served as Senior Partner and Chief Operating Officer of Atlas Venture, an international venture capital firm, from 2001 to 2003. He also served as Chief Executive Officer of Cerulean Technology, Inc., a venture capital-backed wireless application software company, from 1995 to 2001. Mr. Badavas served on the board of directors of Constant Contact, Inc., including as chairman of the audit committee, until its acquisition by Endurance International Group Holdings, Inc. in 2016. Mr. Badavas serves on the board of directors of Polyvinyl Films, Inc., a leading manufacturer and distributor of food-grade film products for consumer, retail and food-service markets worldwide, since 2019. Mr. Badavas is a Trustee Emeritus of Bentley University (2005-2019), having served as Board Chair (2018-2019) and Vice Chair (2013-2018). He holds a Master Professional Director Certification from the American College of Corporate Directors and a National Association of Corporate Directors Certification. Mr. Badavas is a graduate of Bentley University with a BS in Accounting and Finance.

DeAnne Aguirre was appointed to the Board as an independent director in June 2022. Ms. Aguirre is an experienced corporate executive and board director with more than 30 years in senior leadership managing large and complex domestic and international business units. Ms. Aguirre currently serves as a member of the board of directors of EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, since 2023, and as a member of the board of directors of Cisive, a global technology-enabled compliance solutions company, since 2022. She served as North America Managing Partner and Health Industries Leader at Strategy&, a PwC Network Company, and Healthcare Strategy Leader for the strategy consulting business, from 2015 to 2020. From 1991 to 2015, Ms. Aguirre held various positions at Booz & Co./Booz Allen Hamilton, including Technology Leader of the Southern Cone based in Brazil and Co-leader of the Organization and Strategic Leadership Business. She also served on the global board of directors at Booz & Co./Booz Allen Hamilton from 1998 to 2007. Ms. Aguirre is a member of the National Association of Corporate Directors (NACD) and Women Corporate Directors (WCD). Ms. Aguirre received her Bachelor of Science in Mathematics, with emphasis in Computer Science, from Fort Hays State University and her Master of Science in Business Administration from the Stanford University Graduate School of Business.

Gayle Crowell was appointed to the Board as an independent director in February 2019. Ms. Crowell has been an Independent Business Consultant since 2019. She previously served as Senior Operating Consultant at Warburg Pincus, a leading global private equity firm, from 2001 to 2019. Prior to Warburg Pincus, Ms. Crowell held executive roles at leading software companies, including as President and CEO of RightPoint Software (acquired by E.piphany), Senior Vice President and General Manager of ViewStar (acquired by Mosaix), Group Director at Oracle Corporation, and Vice President of Sales at DSC and Cubix Corporation. She currently serves as a board member of Pliant Therapeutics (PLRX) (since 2019), and as Executive Chair of Instinct Science (since 2022) and Centerbase (since 2022), and as Lead Director of Fexa (since 2023). She previously served on the board of Envestnet, Inc. (NYSE: ENV) from 2016 to 2024, and GTreasury from 2021 to 2023. Ms. Crowell is a member of the National Association of Corporate Directors (NACD) and Women Corporate Directors (WCD). Ms. Crowell received her BS in Education from the University of Nevada at Reno.

Thomas J. Fallon was appointed to the Board as an independent director in 2014. Since 2022, Mr. Fallon has served as Executive Vice President - Business Development at Sanmina Corporation, an American electronics manufacturing services provider. Mr. Fallon previously served as Chief Executive Officer of Infinera Corporation, a global supplier of innovative networking solutions, from 2010 to 2020, and as a member of its board from 2009 to 2022. From 2006 to 2009, Mr. Fallon served as Infinera's Chief Operating Officer, and prior to that as Vice President of Engineering and Operations. Before joining Infinera, Mr. Fallon served in various executive positions at Cisco Systems, Inc. from 1991 to 2004, including as Vice President, Corporate Quality and Development Operations, and as General Manager of its Optical Transport Business Unit. Mr. Fallon is an Engineering Advisory Board Emeritus Member of the Cockrell School at the University of Texas at Austin, and a Member of the Technical Advisory Board of Quantumscape. Mr. Fallon holds a BS in Mechanical Engineering and an MBA from the University of Texas at Austin.

Wade Loo was appointed to the Board as an independent director in July 2021. Mr. Loo is a retired audit partner of KPMG LLP, where he served as Partner in Charge of KPMG's Northern California Audit Business Unit and led the firm's Audit Committee Institute activities in Silicon Valley. He has more than 40 years of business experience in finance, audit and strategy, business transformation and corporate development, both domestically and internationally. Mr. Loo currently serves as an Investor Committee Member at Mapletree Europe Income Trust and Mapletree US Commercial Income Trust, both private real estate investment trusts, since 2021. He serves on the Board of Trustees at the University of Denver (since 2023), as an Executive Advisory Board Member at the University of Denver-Daniels College of Business (since 2015), and as a Board Member at the Computer History Museum (since 2023). He previously served as Board Member and Audit Committee Chair at Guidance Software (2016-2017) and Kofax Ltd. (2011-2015), and in various roles at the Silicon Valley Community Foundation from 2015 to 2023, including as Board Chair from 2021 to 2023, and at JobTrain from 2006 to 2018, including as Board Chair from 2011 to 2017. Mr. Loo is a Certified Public Accountant (California). Mr. Loo received his Bachelor of Science in Accounting from the University of Denver, Daniels College of Business.

Nikos Theodosopoulos was appointed to the Board as an independent director in 2023. Since August 2012, Mr. Theodosopoulos has served as an independent director, advisor, consultant and angel investor in the technology industry, including as a Member at NT Advisors LLC (since 2012). From August 1995 through July 2012, he served in various capacities with UBS, a provider of financial services, most recently as Managing Director of Technology Equity Research. From April 1994 to August 1995, he served as Senior Equity Research Analyst for Bear, Stearns & Co. Inc., an investment banking firm acquired by JPMorgan Chase in 2008. From September 1985 to April 1994, Mr. Theodosopoulos served in various capacities at AT&T Bell Laboratories and AT&T Network Systems. He currently serves on the board of directors of Adtran Holdings, Inc. (since 2022). He previously served on the boards of Arista Networks (member of audit and nominating and corporate governance committees) (2014-2023), Harmonic (chair of audit committee) (2015-2022), ADVA Optical Networking (chair of supervisory board and nomination and compensation committee; member of audit committee) (2014-2022), and Driving Management Systems (d/b/a Motion Intelligence) (2018-2022). Mr. Theodosopoulos holds a Bachelor of Science degree in

Electrical Engineering from Columbia University, a Master of Science degree in Electrical Engineering from Stanford University, and a Master of Business Administration from NYU Stern School of Business.

Scott Bluestein was named Chief Executive Officer and President, and appointed to the Board, in July 2019. He was appointed Chief Investment Officer in 2014 and continues to serve in that role today. He joined Hercules in 2010 as Chief Credit Officer and brings more than 25 years of financial services, direct investment and credit experience to Hercules. Before joining Hercules, he served as Founder and Partner of Century Tree Capital Management (2009-2010), a fund established to make senior secured debt investments in small and microcap public and private companies. Prior to that, he served as Managing Director at Laurus-Valens Capital Management (2003-2009), a firm specializing in financing small and microcap growth-oriented businesses through debt and equity securities, where he had responsibility for a structured debt with equity investment portfolio, including new investments, portfolio management and restructurings. Previously, Mr. Bluestein was a member of the Financial Institutions Coverage Group focused on Financial Technology at UBS Investment Bank (2000-2003). Mr. Bluestein currently serves as a director of Tectura Corporation (since 2017), Gibraltar Business Capital (since 2019), and Gibraltar Equipment Finance (since 2023). Mr. Bluestein received his Bachelor of Business Administration in Finance from Emory University.

Officers Who Are Not Directors

Seth H. Meyer (Age 57) joined the Company in 2019 as Chief Financial Officer. He oversees the financial and accounting functions of the Company and serves as an officer of select subsidiaries. He has more than 35 years of international business management and strategic planning experience in the financial services industry. Prior to joining Hercules, he served as Chief Financial Officer of Swiss Re Corporate Solutions Ltd. from 2011 to 2017, and as Managing Director at Swiss Re from 2000 to 2011, serving as Group Tax Director, Finance Division Operating Officer, and Head of Finance Large Transactions. Prior to joining Swiss Re, he held positions at PricewaterhouseCoopers LLP (Senior Tax Manager, 1997-2000), Jackson National Life Insurance Company (Tax Manager, 1994-1997), KPMG Peat Marwick (Senior Tax Accountant, 1992-1994), and Burke & Stegman CPAs (Tax/Audit Assistant, 1990-1992). Mr. Meyer received a Bachelor of Arts in Accounting and a Master of Business Administration in Professional Accounting from Michigan State University.

Christian Follmann (Age 43) first joined the Company in 2006 and was promoted to Chief Operating Officer in 2022. He oversees the operations function for the Company and serves as an officer of select subsidiaries. During his tenure at Hercules, Mr. Follmann has served as Analyst (2006-2009), Associate (2009-2011), Director of Investment Analysis and Strategy (2011-2016), and Senior Director of Operations and Strategic Projects (2016-2022). Mr. Follmann received a Bachelor of Science in International Business from Northeastern University and a Bachelor of Science in International Management from Reutlingen University in Germany.

Kiersten Zaza Botelho (Age 40) joined the Company in 2022 and serves as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary. She oversees the legal and compliance function for the Company and serves as secretary for the Company and an officer of select subsidiaries. Prior to joining the Company in 2022, Ms. Botelho served as Associate General Counsel at Bain Capital Credit, LP (2019-2021), where she advised the private credit and structured credit groups on transactions, offerings and strategic initiatives. Before Bain, she was Vice President, Legal at BlackRock, Inc. (2017-2019), where she advised on the firm's closed-end funds and BDCs. Prior to BlackRock, Ms. Botelho was an Associate in the investment management group of Skadden, Arps, Slate, Meagher & Flom LLP (2013-2017). Ms. Botelho received her Bachelor of Arts in International Relations from Boston University and her Juris Doctor from Boston University School of Law. She is a Member of the State Bar of Massachusetts.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses our named executive officers (“NEOs”) compensation program generally, as well as the compensation paid to the following NEOs who served during the fiscal year ended December 31, 2025:

•Scott Bluestein, Chief Executive Officer and Chief Investment Officer
•Seth H. Meyer, Chief Financial Officer
•Christian Follmann, Chief Operating Officer
•Kiersten Zaza Botelho, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Under the oversight over the Compensation Committee of the Board, the Company’s NEO compensation program is designed to attract, incentivize and retain talented individuals who are critical to our continued success and our corporate growth and who will deliver sustained strong performance over the long term. The NEO compensation program is designed to motivate the Company’s NEOs to maintain the financial strength of the Company while avoiding any inappropriate focus on short-term profits that would impede the Company’s long-term growth and encourage excessive risk-taking. As discussed below, the Company’s incentive compensation practices are significantly limited by the requirements imposed on us by the 1940 Act. These are regulatory limitations related to our corporate structure that are relatively unique and do not apply to most other publicly traded companies. In compliance with these limitations, the NEOs are compensated to reflect both the Company’s and individual performance goals.

In 2025, the Company continued to review and enhance its compensation practices in accordance with our executive compensation philosophy. The review considered both compensation levels and Company performance over a one-, three-, and five-year period from 2021 to 2025. In making 2025 compensation decisions, the Compensation Committee considered the fact that the Company’s performance relative to its Peer Group was generally at or above the 96th percentile, and in most cases at the 100th percentile, measured using Return on Average Assets ("ROAA") and Return on Equity ("ROE"). The Compensation Committee also considered that the Company's performance relative to its Peer Group was at or above the 75th percentile measured using the three- and five-year Average Annual Shareholder Return ("AASR").

Compensation Determination Process

Executive compensation determinations are made in accordance with strong corporate governance practices and are subject to Board-level oversight. The Compensation Committee provides primary oversight over our compensation programs, including the design and administration of executive compensation plans, assessment and setting of corporate performance goals, as well as individual performance metrics, and the approval of executive compensation. The Compensation Committee also retains an independent compensation consultant, and where appropriate, discusses compensation-related matters with our CEO, as it relates to the other NEOs.

The Compensation Committee operates pursuant to a charter that sets forth its mission, specific goals and responsibilities. A key component of the Compensation Committee’s goals and responsibilities is to annually evaluate, approve or make recommendations to our Board regarding the compensation of our NEOs, and to review their performance relative to their compensation to ensure that NEOs are compensated in a manner consistent with our compensation philosophy. The Compensation Committee also evaluates and makes recommendations to the Board regarding the compensation of the independent directors and administers the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan. The Compensation Committee may not delegate its responsibilities; however, it may and does request, receive and evaluate input from an independent compensation consultant and our CEO.

Our CEO, Scott Bluestein, does not participate in any deliberations regarding his own compensation but reviews with the Compensation Committee, on at least an annual basis, the performance of each of the other NEOs. At least quarterly, our CEO discusses with the Compensation Committee Chair the Company’s operating performance relative to key performance objectives and evaluates the discretionary cash bonus pool for our NEOs. Our CEO makes recommendations to the Compensation Committee with respect to changes to base salaries, annual bonuses and equity awards based on his reviews of the other NEO’s individual performance and the Company’s overall absolute and relative performance. Our CEO does not attend meetings of the Compensation Committee unless invited by the Committee Chair.

Role of the Independent Compensation Consultant

The Compensation Committee has engaged FW Cook as its Independent Compensation Consultant to assist the Compensation Committee and provide advice on a variety of compensation matters relating to CEO and NEOs compensation, peer group selection, compensation program best practices, market and industry compensation trends, improved program designs, market competitive director compensation levels and regulatory developments. FW Cook reports directly to the Compensation Committee and does not provide any other services to the Company. Although FW Cook may work directly with management on behalf of the Compensation Committee, any such work is under the control and supervision of the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable NYSE rules and has concluded that FW Cook’s work for the Compensation Committee does not raise any conflict of interest.

Peer Group Composition, Data and Review

The Compensation Committee analyzes compensation against a peer group of internally managed BDCs, financial services companies, and REITs that the Compensation Committee believe reflects our labor market and have similar pass-through entity structures:

Peer Group
BDCs	Financial Services	Real Estate Investment Trusts
Capital Southwest	AllianceBernstein	Arbor Realty	LXP Industrial
Main Street Capital	Artisan Partners	Chimera Investment	MFA Financial
Trinity Capital	Cohen & Steers	EPR Properties	Redwood Trust
	HA Sustainable	Essential Properties	Sabra Health Care
	Moelis & Company	Ladder Capital	Two Harbors
Victory Capital
WisdomTree

The Company's 2025 performance significantly exceeded the Peer Group across key metrics. Over one-, three-, and five-year periods, our ROAA and ROE ranked at or above the 96th percentile of the Peer Group and over the three- and five-year periods, our AASR ranked at or above the 75th percentile of the Peer Group:

	Return on Average Assets (ROAA)		Return on Equity (ROE)		Average Annual Shareholder Return (AASR)
Performance Period	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group
1-Year	8.10%	100%	16.30%	96%	3.50%	43%
3-Year	8.80%	100%	17.50%	100%	25.40%	75%
5-Year	7.80%	100%	15.60%	100%	17.60%	85%
—     1-, 3- and 5-year calculations of performance are based on data as of December 31, 2025
—     Companies with less than three and/or less than five full years of historical financial and TSR performance are excluded
—     Financial Services peers are excluded from analysis of ROAA and ROE because services companies are not as capital intensive as REITs and BDCs, which are primarily engaged in direct investment of firm capital
—     Performance data are sourced from S&P; peer performance data are adjusted using methodologies generally consistent with Hercules' own performance assessment and may not match the peers' own publicly disclosed performance

The Compensation Committee considered the Company's 2025 performance and its strong long-term performance, both on an absolute basis and relative to the Peer Group, when determining compensation levels. The Compensation Committee uses peer data as context but does not mechanically benchmark NEO pay against peer compensation.

Assessment of Company and Individual Performance, Pay-for-Performance Alignment and Other Considerations

In determining annual compensation for our NEOs, the Compensation Committee analyzes and evaluates the individual achievements and performance of our NEOs as well as the overall relative and absolute operating performance and achievements of the Company. We believe that the alignment of (i) our operating plan, (ii) stockholder expectations and (iii) our employee compensation is essential to long-term business success and the interests of our stockholders and employees and to our ability to attract and retain executive talent, especially in the competitive environment for top-quality executives in the venture debt industry.

Our operating plan involves taking on credit risk over an extended period of time, and a premium is placed on our ability to maintain stability and growth of our net asset value ("NAV") as well as continuity of earnings growth to pass through to stockholders in the form of recurring dividends over the long term. Our strategy is to generate current income from debt investments and capital appreciation from the attached warrant securities, and to a lesser extent direct equity, of our portfolio companies. This income supports the anticipated payment of dividends to our stockholders. Therefore, a key element of our return to stockholders is current income through the payment of dividends. This recurring payout requires methodical asset acquisition as well as highly active monitoring and management of our investment portfolio over time. To accomplish these functions, our business requires implementation and oversight by management and key employees with highly specialized skills and experience in the venture debt industry. A substantial part of our employee base is dedicated to the generation of new investment opportunities to allow us to sustain dividends and to the maintenance of asset values in our portfolio. In addition to the performance factors above, the Company considered the following Company-specific performance factors over the relevant performance periods: overall credit performance, performance against annual gross funding goals, overall yields, efficiency ratios, total and net investment income and realized and unrealized gains and losses.

Corporate Goals. For 2025, the Compensation Committee determined incentive compensation for each NEO based in part on the Company’s achievement of corporate performance goals developed by the Compensation Committee. These goals included operational performance as well as performance relative to the Peer Group. The Compensation Committee believes that the corporate goals applicable to all NEOs create an alignment not only with stockholders but also to the Company’s business strategy and performance goals.

Defined Individual Goals. As in prior years, for 2025, the Compensation Committee developed individual goals for the CEO. In addition, the CEO and each NEO developed individual goals for the NEOs and such goals were approved by the Compensation Committee. Each set of individual goals are unique to the applicable executive officer’s responsibilities and position within the Company. While each of the factors may not be weighted, the Compensation Committee took into consideration each of these factors to determine each NEO’s incentive compensation.

Pay-for-Performance Alignment. The Company believes that there exists an alignment between the compensation of our NEOs and the Company’s performance over the relevant performance periods. As noted above, a broad range of individual performance factors and Company performance factors are analyzed each year, including TSR relative to the Peer Group, and, in 2025, analysis of relative ROAA, ROE and AASR versus the Peer Group over one-, three-, and five-years to measure short-, medium-, and long-term performance. The objective in analyzing these key performance factors is to align NEO compensation to the Company’s performance relative to the Peer Group and the Company’s absolute corporate performance.

Stock Ownership Guidelines. The Company maintains stock ownership guidelines, which are outlined in the Company’s Corporate Governance Guidelines. We believe that material stock ownership by the NEOs plays a role in effectively aligning the NEOs’ interests with those of stockholders and strongly motivates the NEOs to build long-term shareholder value. Pursuant to our stock ownership guidelines, the CEO is required to own at least 5x his annual salary in Shares, based on market value, within five years of joining the Company. The other NEOs are required to own at least 2x their annual salary in Shares, based on market value, within three years of joining the Company. The Board may make exceptions to this requirement based on circumstances; however, no exceptions have been made for the current NEOs. Each NEO met his or her minimum guidelines throughout 2025.

Tax Matters. Section 162(m) of the Internal Revenue Code limits tax deductibility of compensation paid to NEOs to $1 million per person annually. While the Compensation Committee considers tax implications, it may approve non-deductible compensation when necessary to attract, retain, and incentivize executive talent.

Risk Assessment of the Compensation Program

The Board believes that risks arising from the Company’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. The Company has designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. We use common variable compensation designs, with a significant focus on individual contributions to our performance and the achievement of absolute and relative corporate objectives, as generally described in this Compensation Discussion and Analysis.

The Compensation Committee and the Board reviewed our compensation programs to assess whether any aspect of the programs would encourage any of our employees to take any unnecessary or inappropriate risks that could threaten the value of the Company. The Company has designed our compensation programs to reward our employees for achieving annual profitability and long-term increases in stockholder return and/or value. The Board recognizes that the pursuit of corporate objectives possibly leads to behaviors that could weaken the link between pay and performance, and, therefore, the correlation between the compensation delivered to employees and the long-term return realized by stockholders. Accordingly, our compensation program, including the NEO compensation program, is designed to mitigate these possibilities and to ensure that our compensation practices are consistent with the Company’s risk profile.

These features include the following:

•Bonus payouts and equity incentive awards that are not based solely on corporate performance objectives but also on individual performance levels.
•The financial opportunity in our long-term equity incentive program is best realized through long-term appreciation of our stock price, which mitigates excessive short-term risk-taking.
•The engagement and use of an independent compensation consultant.
•Annual cash bonuses that are paid after the end of the fiscal year to which the bonus payout relates.
•The institution of stock ownership guidelines applicable to the NEOs.
•Final decision making by our Compensation Committee and Board on all awards.

Additionally, the Company performed an assessment of compensation-related risks for all of our employees and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Company reviewed the key design elements of our compensation programs in relation to industry “best practices,” as well as the means by which any potential risks may be mitigated. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives and concluded that such incentive programs do not encourage excessive risk-taking.

Regulatory Framework for BDC Compensation

As a BDC under the 1940 Act, the Company faces unique compensation restrictions. The 1940 Act provides that a BDC such as us may maintain either an equity incentive plan or a “profit-sharing plan,” but not both, for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of our NEOs with those of our stockholders. We therefore sponsor and maintain the equity incentive plan described in this proxy statement.

The term “profit-sharing plan” is very broadly defined in the 1940 Act but in this context is generally viewed as referring to incentive and other compensation being directly tied to a company’s gross or net income or any other indicia of the company’s overall financial performance, such as realized gains or losses and unrealized appreciation or depreciation on investments. In this regard, the SEC has indicated that a compensation program possesses profit-sharing characteristics if a company is obligated to make payments under the program based on company performance metrics.

Accordingly, we do not maintain a formulaic bonus plan, which may be deemed to have profit-sharing characteristics, because the Company is not permitted to maintain a profit-sharing plan under the 1940 Act since it maintains an equity incentive plan. There are internal Company and personal goals the Compensation Committee considers along with other factors, but there is no formulaic or expected payment that results, and they are simply guidance for performance assessment and decision-making by the Compensation Committee. The Compensation Committee must maintain full discretion over all incentive compensation decisions and cannot use formulaic payout arrangements common at other public companies.

Our equity plans operate under an SEC exemptive order that imposes certain conditions, including minimum vesting periods and prohibitions on option repricing without shareholder approval.

These regulatory requirements necessitate that the Compensation Committee exercise informed discretion when determining NEO compensation rather than applying predetermined formulas based on performance metrics.

The NEO Compensation Program

The Company’s compensation program is designed to encourage our NEOs to think and act like you, the stockholder. The elements of NEO compensation are designed to encourage and reward the following factors, among other things:

•Sourcing and pursuing attractively priced investment opportunities to venture-backed technology-related companies at all stages of development, including selected publicly listed companies.
•Maintaining credit quality, monitoring financial performance, and ultimately managing a successful exit of the Company’s investment portfolio.
•Achieving the Company’s dividend and profitability objectives (which focus on stability and potential growth).
•Providing compensation and incentives necessary to attract, motivate and retain key executives critical to our continued success and growth.
•Focusing management behavior and decision-making on goals that are consistent with the overall strategy of the business and in alignment with stockholders and other interested persons.

•Ensuring a linkage between NEO compensation and individual contributions to our performance.
•Creation of compensation principles and processes that are designed to balance risk and reward in a way that does not encourage unnecessary risk taking.

We believe that our continued success during 2025 – despite strong competition for top-quality executive talent in the commercial and venture lending industry – was attributable to our ability to attract, motivate and retain the Company’s outstanding executive team using both short- and long-term incentive elements of compensation, as described below under Compensation Elements.

Compensation Elements

The NEO compensation program consists of base salary, annual cash bonus awards, long-term equity incentive awards and certain other benefits and perquisites. A description of each compensation element and its purpose is set forth below.

Base Salaries. The Compensation Committee believes that base salaries are fundamental to our compensation program. Base salaries are established for each NEO to reflect (i) the scope of the NEO’s industry experience, knowledge and qualifications, (ii) the NEO’s position and responsibilities and contributions to our business growth and (iii) salary levels and pay practices of those companies with whom we compete for executive talent. The Compensation Committee considers base salary levels at least annually as part of its review of the performance of NEOs and from time to time upon a promotion or other change in job responsibilities. During its review of base salaries for our executives, the Compensation Committee primarily considers individual performance of the executive, including leadership and execution of strategic initiatives and the accomplishment of business results for the Company, market data provided by our compensation consultant, our NEOs’ total compensation (both individually and relative to the other NEOs) and for NEOs other than the CEO, the base salary recommendations of our CEO.

Annual Cash Bonus Awards. Cash bonus awards are discretionary and, if awarded, are paid on an annual basis following year-end. The Compensation Committee, together with input from our CEO, develops a specific bonus pool for each operating year to be available for the annual cash bonus program. The amount determined to be available for the cash bonus program depends on many non-formulaic factors (to comply with legal restrictions on formulaic criteria) and is designed to motivate our NEOs to achieve financial and non-financial objectives, consistent with the Company’s operating plan. The Compensation Committee considers, among other factors, the total compensation paid to our NEOs and other employees as a percentage of the Company’s total revenue, as well as how this ratio compares to that of companies in the Peer Group.

The Compensation Committee is not legally permitted to use non-discretionary or formulaic criteria relating to Company or individual performance to determine bonus compensation. The Compensation Committee instead considers overall business performance factors and individual factors, including CEO feedback, when determining the size of individual NEO bonuses. Accordingly, the Compensation Committee has the discretion to adjust individual cash bonuses to take superior performance into account, should actual Company and NEO performance exceed expectations. Conversely, if Company and NEO performance is below expectations, the Compensation Committee will consider such performance in determining the NEO’s actual cash bonus.

In evaluating the performance of our NEOs to arrive at cash bonus awards, the Compensation Committee specifically compares the Company’s performance and our stockholders’ returns against the performance and stockholder returns of other BDCs. In particular, the Compensation Committee considers the Company’s ROE, ROA and AASR relative to the Peer Group. The Compensation Committee believes these performance metrics demonstrate the success of our core business mission of allocating equity and debt capital efficiently for a high risk-adjusted return and the related creation of stockholder value. When sizing our cash bonus pool and allocating bonus awards, the total compensation paid to our NEOs and other employees is also evaluated against the expense ratios of other BDCs.

Long-Term Equity Incentive Awards. Our long-term equity incentive awards are designed to develop a strong link between NEO compensation and the Company’s strategic goals and performance, as well as align the interests of our NEOs and other key employees with those of our stockholders. The Compensation Committee strongly believes that annual equity grants motivate executive performance that is aligned with our stockholders’ return expectations. Restricted stock awards ("RSAs"), for example, receive dividends at the same times and in the same amounts per Share as our common stockholders.

We make long-term equity incentive awards to our NEOs pursuant to the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan, which permits awards of stock options, RSAs and restricted stock units ("RSUs") that typically vest over three years and after seven years, respectively. As in recent prior years, the Compensation Committee granted RSAs and RSUs rather than stock option awards to NEOs for 2025 performance.

Annual equity compensation grants to NEOs have typically been granted in the first quarter of the year. In January 2025, the Company granted RSAs following 2024 performance. The Company granted RSUs in December 2025. The RSAs vest one-third of the Shares underlying the awards on the first anniversary of the grant date and vest the remaining Shares in equal quarterly installments over the following two years.

In December 2025, the Compensation Committee granted Long Term Restricted Stock Units (“LTRSUs”) to each of the NEOs. The LTRSUs vest on the seven-year anniversary of the grant date and do not receive dividends during the seven-year vesting period. The Compensation Committee believes that LTRSUs should be periodically awarded to key employees, including our NEOs, to recognize and retain individuals with exceptional performance. The LTRSUs vest in full after a seven-year period to maximize the retentive strength of the award.

Other – Benefits and Perquisites

The NEOs receive only the same benefits and perquisites as other full-time employees. Our benefits program is designed to provide competitive benefits and is not based on performance. The NEOs and other full-time employees receive health and welfare benefits, including life, long-term and short-term disability, health, dental and vision insurance benefits as well as the opportunity to participate in our defined contribution 401(k) plan. During 2025, our 401(k) plan provided for contributions by the Company for up to $23,000 per full-time employee, regardless of age.

Compensation Recoupment (Clawback) Policy

The Board has adopted a Compensation Recoupment (Clawback) Policy effective October 2, 2023, in compliance with SEC Rule 10D-1 and NYSE listing standards. The policy requires recovery of erroneously awarded incentive-based compensation from current and former executive officers following an accounting restatement due to material noncompliance with financial reporting requirements under U.S. federal securities laws. Recovery applies to compensation received during the three completed fiscal years preceding the restatement, calculated as the excess over what would have been received based on restated results, without regard to taxes paid. Recovery is required on a no-fault basis, subject to limited exceptions for impracticability. The Company will not indemnify executives against such recovery.

The Compensation Recoupment (Clawback) Policy is filed as Exhibit 97 to the Company's Form 10-K and available at www.sec.gov.

Timing of Equity Awards

The Company has not granted stock options or stock appreciation rights to its executive officers since 2010. Accordingly, the Company has no policy or practice regarding the timing of option grants in relation to the disclosure of material nonpublic information by the Company, and no disclosure is required pursuant to Item 402(x)(1) of Regulation S-K. The Company did not grant any stock options or stock appreciation rights to executive officers during the fiscal year ended December 31, 2025. Therefore, no tabular disclosure is required pursuant to Item 402(x)(2) of Regulation S-K.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board that the Compensation Discussion and Analysis be included in this proxy statement for the 2026 Annual Meeting of Hercules Capital, Inc.

COMPENSATION COMMITTEE MEMBERS

Gayle Crowell, Chair
DeAnne Aguirre
Wade Loo
Pam Randhawa

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent specifically incorporated by reference therein.

COMPENSATION TABLES

Named Executive Officer Compensation

Summary Compensation Table

Name and Principal Occupation	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Scott Bluestein	2025	650,000	3,950,000	5,047,162	23,000	9,670,162
Chief Executive Officer and	2024	650,000	3,500,000	4,903,742	23,000	9,076,742
Chief Investment Officer	2023	650,000	3,200,000	5,019,494	22,500	8,891,994
Seth H. Meyer	2025	550,000	945,000	1,722,397	23,000	3,240,397
Chief Financial Officer	2024	550,000	915,000	1,749,697	30,500	3,245,197
	2023	550,000	835,000	1,625,903	30,000	3,040,903
Christian Follmann	2025	320,000	475,000	771,523	23,000	1,589,523
Chief Operating Officer	2024	300,000	470,000	657,195	23,000	1,450,195
	2023	300,000	425,000	462,343	22,500	1,209,843
Kiersten Zaza Botelho	2025	320,000	455,000	646,528	23,000	1,444,528
Chief Legal Officer, Chief Compliance Officer and Corporate Secretary(5)	2024	300,000	440,000	547,192	23,000	1,310,192
	2023	300,000	395,000	366,067	22,500	1,083,567

(1)     Salary column amounts represent base salary compensation received by each NEO for the listed fiscal year.
(2)     Bonus column amounts represent the annual cash bonus earned during the fiscal year and awarded and paid out during the first quarter of the following fiscal year.
(3)    The amounts reflect the aggregate grant date fair value of RSAs and RSUs made to our NEOs during the applicable year computed in accordance with FASB ASC Topic 718. Further details regarding these awards, the method of valuation and the assumptions made are set forth in Note 8, “Equity Incentive Plans” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The grant date fair value of each RSA is measured based on the closing price of our Shares on the date of grant or the date immediately preceding the grant date for which there is a closing price, in each case as determined by the Board.
(4)    All Other Compensation column includes employer matching contributions under our 401(k) plan.

Grants of Plan Based Awards in 2025

The following table provides information on RSAs and RSUs granted during the fiscal year ended December 31, 2025. There can be no assurance that the grant date fair market values of these awards will ever be realized. None of our NEOs received awards of non-equity incentive plan compensation for the fiscal year ended December 31, 2025.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units Threshold		Grant Date Fair Value of Stock and Option Awards ($)(3)
Scott Bluestein	1/9/2025	241,742	(1)	4,830,005
	12/4/2025	23,759	(2)	217,157
Seth H. Meyer	1/9/2025	82,583	(1)	1,650,008
	12/4/2025	7,920	(2)	72,389
Christian Follmann	1/9/2025	33,784	(1)	675,004
	12/4/2025	10,560	(2)	96,518
Kiersten Zaza Botelho	1/9/2025	27,528	(1)	550,009
	12/4/2025	10,560	(2)	96,518
(1)    RSAs vest as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months. Dividends will generally be paid with respect to RSAs at the normal (non-preferential) dividend rate and the underlying Shares are entitled to voting rights beginning on the grant date.
(2)    Restricted stock units vest on the seven-year anniversary of the date of grant.

(3)    The amounts reflect the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718. Further details regarding these awards, the method of valuation and the assumptions made are set forth in Note 8, “Equity Incentive Plans” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Outstanding Equity Awards at Fiscal Year End, December 31, 2025

The following table shows the number of Shares covered or used as references for unvested RSAs and RSUs held by our NEOs on December 31, 2025. None of our NEOs held any stock options in the Company as of December 31, 2025.

Name	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Scott Bluestein	27,778	⁽¹⁾	522,782	—	—
	74,983	⁽²⁾	1,411,180	—	—
	39,164	⁽³⁾	737,066	—	—
	110,154	⁽⁴⁾	2,073,098	—	—
	33,051	⁽⁵⁾	622,020	—	—
	241,742	⁽⁶⁾	4,549,584	—	—
	23,759	⁽⁷⁾	447,144	—	—
Seth H. Meyer	9,260	⁽¹⁾	174,273	—	—
	13,633	⁽²⁾	256,573	—	—
	13,055	⁽³⁾	245,695	—	—
	39,512	⁽⁴⁾	743,616	—	—
	10,576	⁽⁵⁾	199,040	—	—
	88	⁽⁸⁾	1,656	—	—
	82,583	⁽⁶⁾	1,554,212	—	—
	7,920	⁽⁷⁾	149,054	—	—
Christian Follmann	2,315	⁽¹⁾	43,568	—	—
	8,521	⁽²⁾	160,365	—	—
	9,791	⁽³⁾	184,267	—	—
	13,410	⁽⁴⁾	252,376	—	—
	10,576	⁽⁵⁾	199,040	—	—
	33,784	⁽⁶⁾	635,815	—	—
	10,560	⁽⁷⁾	198,739	—	—
Kiersten Zaza Botelho	1,852	⁽¹⁾	34,855	—	—
	3,408	⁽²⁾	64,139	—	—
	9,791	⁽³⁾	184,267	—	—
	10,776	⁽⁴⁾	202,804	—	—
	10,576	⁽⁵⁾	199,040	—	—
	27,528	⁽⁶⁾	518,077	—	—
	10,560	⁽⁷⁾	198,739	—	—
—     All RSAs shown in the above table vest as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months. All RSUs shown in the above table vest on the seven-year anniversary of the date of the grant.
(1)    RSAs granted on 1/11/2023.
(2)    RSUs granted on 2/6/2023.
(3)    RSUs granted on 12/7/2023.
(4)    RSAs granted on 1/9/2024.
(5)    RSUs granted on 12/5/2024.
(6)    RSAs granted on 1/9/2025.
(7)    RSUs granted on 12/4/2025.
(8)    RSAs granted on 12/5/2024.

(9)    Market value is computed by multiplying the closing market price of the Company’s stock at December 31, 2025 by the number of Shares.
(10)    The amounts reflect the aggregate grant date fair value of RSUs made to our NEOs during the applicable year computed in accordance with FASB ASC Topic 718. Further details regarding these awards, the method of valuation and the assumptions made are set forth in Note 8, “Equity Incentive Plans” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Options Exercised and Stock Vested in 2025

The following table shows Shares acquired upon vesting of RSAs and RSUs during 2025.

	Stock Awards
Name	Number of shares Acquired on Vesting(1)	Value Realized on Vesting ($) (2)
Scott Bluestein	282,945	5,283,924
Seth H. Meyer	98,469	1,840,397
Christian Follmann	29,225	547,428
Kiersten Zaza Botelho	22,984	430,080
(1)    Number of Shares acquired upon vesting is before withholding of vesting Shares by the Company to satisfy tax withholding obligations.
(2)    Value realized upon vesting is based on the closing market price of the Company's stock on the vesting date.

Potential Payments upon Termination or Change in Control

Retention Agreement

In October 2017, Mr. Bluestein entered into a retention agreement with the Company. Pursuant to such retention agreement, if (1) his employment is terminated by the Company without cause or by him for good reason, or (2) the Company becomes an externally managed BDC and the new external advisor does not make a written offer of employment to Mr. Bluestein or makes a written offer of employment to him that is not on similar terms to his current employment with the Company (including, without limitation, authority, responsibilities, base salary, annual bonus opportunity, long term incentive opportunity and retention benefits) and he does not accept such offer then, subject to his execution of a release of claims in favor of the Company, Mr. Bluestein shall be entitled to receive the following benefits: (a) a lump sum payment in an amount equal to 1.75 times the sum of (i) annual base salary and (ii) an amount equal to the three-year average annual bonus actually earned by and paid to Mr. Bluestein for the three full performance periods immediately prior to the termination date; (b) any unpaid annual bonus earned with respect to a prior performance period and not yet paid as of the date of termination; (c) a pro rata annual bonus with respect to the performance period in which termination of employment occurs; (d) (x) continued vesting of outstanding equity awards for 1.75 years in the case of a termination not in connection with a change in control of the Company or (y) full vesting of outstanding equity awards in the case of a termination in connection with a change in control of the Company; and (e) reimbursement of the full amount of COBRA premiums for Mr. Bluestein and his eligible dependents for 18 months following termination of employment.

Accelerated Vesting of Equity Awards

Subject to continued vesting or full vesting acceleration under the retention agreement with Mr. Bluestein described above, no unvested awards of restricted stock or long-term restricted stock units will vest if an NEO terminates employment prior to the applicable vesting date. In the event of the death or disability of an NEO or a change in control of the Company, all outstanding and unvested Shares of restricted stock and long-term restricted stock units will vest in full.

The following table provides estimates of the potential payments and benefits each NEO would receive assuming his or her employment was terminated on December 31, 2025. In the event Mr. Bluestein was terminated on such date for cause, no payments and benefits under the retention agreement would become payable.

Name	Benefit	Termination upon death or disability ($)(1)	Upon a change in control ($)(1)	Termination without cause or resignation for good reason prior to a change in control ($)(2)	Termination without cause or resignation for good reason after a change in control ($)(2)
Scott Bluestein	Salary	—	—	1,137,500	1,137,500
	Bonus	—	—	8,891,667	8,891,667
	Other(3)	—	—	45,304	45,304
	Accelerated equity award vesting	10,362,875	10,362,875	6,387,188	10,362,875
	Total	10,362,875	10,362,875	16,461,659	20,437,346
Seth H. Meyer	Accelerated equity award vesting	3,324,120	3,324,120	—	3,324,120
	Total	3,324,120	3,324,120	—	3,324,120
Christian Follmann	Accelerated equity award vesting	1,674,171	1,674,171	—	1,674,171
	Total	1,674,171	1,674,171	—	1,674,171
Kiersten Zaza Botelho	Accelerated equity award vesting	1,401,921	1,401,921	—	1,401,921
	Total	1,401,921	1,401,921	—	1,401,921
(1)    In the event of the death or disability of an NEO or a change in control of the Company, all unvested Shares of restricted stock and long-term restricted stock units will vest in full. On December 31, 2025, Messrs. Bluestein, Meyer and Follmann and Ms. Botelho held the following number of outstanding Shares of restricted stock, respectively: 379,674 Shares, 131,443 Shares, 49,509 Shares and 40,156 Shares. On December 31, 2025, Messrs. Bluestein, Meyer and Follmann and Ms. Botelho held the following number of outstanding long-term RSUs, respectively: 170,957 RSUs, 45,184 RSUs, 39,448 RSUs and 34,335 RSUs.
(2)    Pursuant to the retention agreement entered into by Mr. Bluestein, he shall be entitled to receive certain benefits described above under the section titled “Retention Agreement.” The amounts included in the rows for salary, bonus, other and accelerated equity award vesting are governed by the retention agreement. For purposes of determining the payments and benefits that Mr. Bluestein would be entitled to under the retention agreement, a salary of $650,000, and three-year average annual bonuses of $3,233,333 were used for Mr. Bluestein. With respect to accelerated equity award vesting, on December 31, 2025, Mr. Bluestein held 379,674 Shares of restricted stock, 339,383 shares of which would vest within 1.75 years of December 31, 2025, and Mr. Bluestein held 170,957 long-term RSUs, none of which would vest within 1.75 years of December 31, 2025.
(3)    Reimbursement of the full amount of COBRA premiums for Mr. Bluestein and his eligible dependents for 18 months following termination of employment, estimated at $2,516.90 per month.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K promulgated by the SEC, we are providing the pay ratio of the annual total compensation of our CEO compared to the annual total compensation of our median compensated employee for the year ended December 31, 2025.

For the year ended December 31, 2025, the annual total compensation of our “median employee”, whose annual total compensation was the median of the annual total compensation of all our employees (other than our CEO) was $295,510. Mr. Bluestein’s 2025 annual total compensation for purposes of determining the CEO pay ratio was $9,670,162. Based on this information, our CEO’s 2025 annual total compensation was approximately 32.7 times that of our “median employee.”

We selected December 31, 2025 as the date used to identify our “median employee” whose annual total compensation was the median of the annual total compensation of all our employees (other than our CEO) for 2025. As of December 31, 2025, our employee population consisted of 122 individuals (other than Mr. Bluestein), located remotely and in our California, Colorado, Connecticut, Illinois, Massachusetts, New York, and London offices. We compared the annual total compensation for our employee population in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary, bonus, stock awards and employer contributions to employee accounts in our 401(k) plan. In making this determination, we annualized the compensation of employees who were hired in 2025 but did not work for us the entire fiscal year.

Pay vs. Performance

In accordance with the final rule adopted by the SEC in August 2022 implementing Section 953(a) of the Dodd-Frank Act, we are providing the following table that sets forth certain compensation measures for certain of our officers alongside certain performance metrics for the Company and certain of its industry peers:

					Value of Initial $100 Investment:
Year	Summary Compensation Table CEO Total Compensation ($)	Compensation Actually Paid to CEO ($)(1)	Average SCT Non-CEO NEOs Total Compensation ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)	Company TSR ($)	Peer Group TSR ($)(2)	Net Income ($ in thousands)	Return on Equity
2025	9,670,162	9,691,947	2,091,483	2,102,197	224.93	178.74	339,737	16.3%
2024	9,076,742	12,296,799	2,001,861	2,563,410	217.46	185.23	262,966	17.2%
2023	8,891,994	11,871,291	1,778,104	2,234,447	162.94	158.85	337,484	14.9%
2022	7,370,508	12,508,448	1,441,832	1,354,862	114.14	124.51	102,081	11.6%
2021	7,410,986	11,960,041	1,548,309	1,560,941	126.14	137.42	174,155	11.1%
—     2022, 2023, 2024 and 2025 CEO is Bluestein; non-CEO NEOs are Meyer, Follmann and Botelho.
—     2021 CEO is Bluestein; non-CEO NEOs are Meyer and Grace.
(1)    The amounts shown for Compensation Actually Paid (CAP) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our CEO or Other NEOs. These amounts reflect the Summary Compensation Table Total (SCT) with certain adjustments as set forth in the following reconciliation table:

Name	Year	SCT Total ($)	SCT Stock Awards ($)	Fair Value of Stock Awards Granted in the Covered Year ($)	Change in Fair Value of Unvested Stock Awards from Prior Years ($)	Fair Value of Stock Awards Granted and Vested in the Covered Year ($)	Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year ($)	Fair Value of Stock Awards Forfeited ($)	Value of Dividends on Unvested Stock Awards Not Otherwise Reflected in Fair Value ($)	Compensation Actually Paid
CEO	2025	9,670,162	(5,047,162)	5,227,902	101,027	—	(259,981)	—	—	9,691,947
	2024	9,076,742	(4,903,742)	6,161,244	1,294,682	—	667,873	—	—	12,296,799
	2023	8,891,994	(5,019,494)	7,102,637	576,741	—	319,413	—	—	11,871,291
	2022	7,370,508	(3,700,008)	3,211,607	(126,779)	—	5,753,121	—	—	12,508,448
	2021	7,410,986	(3,449,995)	4,289,439	2,843,025	—	866,586	—	—	11,960,041
NEO Average	2025	2,091,483	(1,046,816)	1,084,074	18,571	—	(45,115)	—	—	2,102,197
	2024	2,001,861	(984,695)	1,232,068	210,493	—	103,683	—	—	2,563,410
	2023	1,778,104	(818,104)	1,149,198	82,349	—	42,900	—	—	2,234,447
	2022	1,441,832	(541,665)	470,981	(20,807)	—	4,521	—	—	1,354,862
	2021	1,548,309	(611,752)	676,676	7,210	—	65,068	(124,571)	—	1,560,941
(2)    “Peer Group” TSR is the S&P500 BDC Index.

As described above, restrictions imposed by the 1940 Act restrict the Compensation Committee’s ability to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation. The Compensation Committee instead considers several financial performance metrics, along with other factors including operational goals and individual performance criteria, in determining the appropriate compensation for the NEOs. Subject to the foregoing restrictions imposed by the 1940 Act, in the Company’s assessment, the following list of performance measures represent the most important performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to Company performance:

•return on equity (ROE);
•total dividends paid to stockholders;

•net realized gain or losses; and
•net unrealized appreciation or depreciation.

Other key metrics considered by the Compensation Committee when determining the appropriate compensation for NEOs include gross and net investment activity, net origination activities, growth and performance of the Company’s registered investment advisory business, maintenance of liquidity and capital flexibility and individual contributions to corporate objectives.

The graph below reflects the relationship between “Compensation Actually Paid” to our CEO and other NEOs and TSR for the Company and the S&P BDC Index:

The graph below reflects the relationship between “Compensation Actually Paid” to our CEO and other NEOs and the Company Selected Performance Measure of ROE for the Company:

The graph below reflects the relationship between “Compensation Actually Paid” to our CEO and other NEOs and Net Investment Income:

Independent Director Compensation

Our Compensation Committee has the authority from our Board for the appointment, compensation and oversight over our outside compensation consultant. Our Compensation Committee generally engages a compensation consultant every other year to assist it with its responsibilities related to our director compensation program. The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our independent directors during the fiscal year ended December 31, 2025. As an employee director, Mr. Bluestein did not receive any compensation for his service as a director. The compensation Mr. Bluestein received as our CEO is disclosed in the Summary Compensation Table and elsewhere under the Executive Compensation Tables above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Robert P. Badavas	265,000	—	265,000
DeAnne Aguirre	205,000	59,989	264,989
Gayle Crowell	230,000	—	230,000
Thomas J. Fallon	212,500	—	212,500
Wade Loo	230,000	59,989	289,989
Pam Randhawa	205,000	—	205,000
Nikos Theodosopoulos	212,500	—	212,500
(1)     Messrs. Badavas, Fallon, Loo, and Theodosopoulos and Mss. Aguirre, Crowell and Randhawa earned $233,500, $107,500, $125,000, $107,500, $100,000, $125,000 and $205,000, respectively, in cash. In addition, (a) Messrs. Loo and Theodosopoulos and Mss. Aguirre and Crowell each elected to receive an additional retainer fee of 5,999 Shares in lieu of cash with a total value of $105,000, (b) Mr. Fallon elected to receive an additional retainer fee of 5,976 Shares in lieu of cash with a total value of $105,000 and (c) Mr. Badavas elected to receive an additional retainer fee of 1,799 Shares in lieu of cash with a total value of $31,500.
(2)    During 2025, in connection with their re-election to our Board, we granted each of Ms. Aguirre and Mr. Loo an RSA for 3,329 Shares. The amounts presented reflect the aggregate grant date fair value of the stock awards, as computed in accordance with FASB ASC Topic 718. Further details regarding these awards, the method of valuation and the assumptions made are set forth in Note 8, “Equity Incentive Plans” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The grant date fair value of each RSA is measured based on the closing price of the Shares on the date of grant.

The cash compensation paid to independent directors during the fiscal year ended December 31, 2025 consisted of an annual retainer of $100,000, and an additional $60,000 for the Chair of the Board, an additional $25,000 for the Chair of the Audit Committee and Compensation Committee, and an additional $15,000 for the Chair of the Governance Committee. In addition, pursuant to Board approval, each year independent directors typically receive an additional retainer fee which each director can elect to receive in cash or Shares. For the fiscal year ended December 31, 2025, each director received an additional retainer of $105,000 in cash or Shares, as elected by each individual director. The amounts elected to be received in Shares are detailed in Note 1 to the table above. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board meetings. As of December 31, 2025, Messrs. Badavas, Fallon, Loo and Theodosopoulos and Mss. Crowell, Randhawa and Aguirre held unvested RSAs in the amount of 1,412, 2,020, 3,329, 2,020, 2,020, 1,412 and 3,329, respectively.

Equity Compensation Plan Information

The following table shows information regarding the Company's equity incentive plans as of December 31, 2025.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and warrants		(b) Weighted-average exercise price of outstanding options and warrants ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2018 Equity Incentive Plan	1,174,310	(1)	17.71	3,278,037
2018 Non-Employee Director Plan	—		—	239,012
Equity compensation plans not approved by stockholders:	—		—	—
Total	1,174,310			3,517,049
(1)    Represents the number of Shares associated with outstanding options (204,304 Shares) and RSUs (970,006 Shares) under the 2018 Equity Incentive Plan. The number of Shares related to the RSUs are not included in the weighted-average exercise price in column (b).

PROPOSAL 2: ADVISORY PROPOSAL TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

This Proposal 2 requests an advisory stockholder vote on the compensation of our NEOs, as described in this proxy statement. In addition to this Proposal 2, you should read the Compensation Discussion and Analysis in this proxy statement, including the 2025 Summary Compensation Table and the other related tables and narrative discussion contained in this proxy statement before voting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 2.

2026 “Say-on-Pay” Advisory Vote

The Dodd-Frank Act gives stockholders the opportunity to cast an advisory vote on the compensation of our NEOs. We ask that you please review the executive compensation information in this proxy statement, including in Compensation Discussion and Analysis, and indicate your support for our NEO compensation program by voting FOR the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and narrative discussion contained in this proxy statement.

NEO Compensation and 2025 “Say-on-Pay” Advisory Vote

Our NEO compensation program is designed to provide compensation that is fair, reasonable and competitive in light of current market practices. Importantly, the program is intended to align NEO compensation with both short- and long-term corporate and executive performance goals, as well as stockholders’ interests. The Compensation Committee regularly reviews our NEO compensation program against these objectives. We believe the compensation paid to NEOs in 2025 achieves the goals of our NEO compensation program and reflects the Company’s strong financial performance in the same year.

At the 2025 annual meeting of stockholders, the advisory “say-on-pay” vote received 90% approval from stockholders (based on the number of votes cast). The Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation. As a result, the Compensation Committee did not make any significant changes to our NEO compensation program for 2025.

Key Stockholder Considerations

The outcome of this vote is advisory only. While the Board and Compensation Committee value our stockholders’ opinions, the outcome of this vote does not bind or require the Company, Compensation Committee or Board to take specific action. To the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary or appropriate to address stockholder concerns.

The Board and Compensation Committee believe that the compensation paid to our NEOs is directly aligned with our executive compensation philosophy, fully supports our business goals and our operating plan and provides an appropriate balance between risk and incentives. The Board and the Compensation Committee recommend that stockholders vote FOR this Proposal 2 to approve, on an advisory basis, the compensation of the Company’s NEOs.

An affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this Proposal 2. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of this Proposal 2. The Proxies intend to vote proxies received by them in favor of this proposal unless a choice of “Against” or “Abstain” is specified.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 3 requests stockholders vote, on an advisory basis, to indicate how frequently the Company should seek an advisory vote on the compensation of our NEOs. Stockholders may so indicate by voting for such advisory vote on executive compensation to be held once every year, once every two years or once every three years. You should carefully read this Proposal 3 in its entirety before voting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ADVISORY VOTE TO BE HELD ONCE EVERY “1 YEAR.”

Background

The Dodd-Frank Act requires our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules. We last sought such an advisory vote in 2023. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on NEO compensation once every one year, two years, or three years. For the reasons described below, we recommend that our stockholders select a frequency of every year or an annual vote.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or when you vote in response to the following resolution:

RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).

Key Stockholder Considerations

After careful consideration of this Proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. The Board therefore recommends that you vote for the advisory vote on executive compensation to be held once every 1 YEAR.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of this Proposal 3. The Proxies intend to vote proxies received by them in favor of once every 1 YEAR unless another choice is specified.

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HERCULES CAPITAL, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

This Proposal 4 requests stockholder approval of the amendment and restatement (the “Amendment”) of the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan, and the renaming of such plan to the “Hercules Capital, Inc. Amended and Restated 2026 Equity Incentive Plan (the “Plan” or the “2026 Plan”) to extend the term of, and increase the number of shares of common stock available to be issued under, the Plan. The Board approved the last amendment and restatement of the Plan on May 13, 2018 and approved the Amendment on April 2, 2026. The Plan is currently set to terminate on May 12, 2028.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 4.

The general purpose of the Plan is to attract, motivate and retain selected employees and employee directors of the Company and its subsidiaries, to provide them with incentives and rewards for superior performance and to better align their interests with the interests of stockholders. The Board considers the ability to grant equity awards to be essential to its ability to attract, retain and motivate key Company employees. Compensation in the form of equity awards aligns the interests of equity-award recipients with the interests of our stockholders and provides a disincentive for equity-award recipients to take excessive risk with the Company’s assets. It is common market practice to make equity a meaningful element of the compensation of key employees. If the Company was not able to offer equity awards as a component of its compensation packages, the Company would be at a competitive disadvantage in attracting, retaining and motivating employees. Without an increase in the number of shares available for grant under the Plan, the Company’s ability to compensate its key employees in line with the Company’s compensation strategy and competitively with the broader market would be substantially limited, and it might be necessary to increase the cash component of compensation, which would reduce the cash available for investment in the Company’s business. Moreover, the Board believes that the Plan will continue to achieve its purpose well beyond May 12, 2018. Therefore, the Board unanimously recommends that stockholders vote to approve Proposal 4.

As of March 31, 2026, there were 2,303,840 shares available for grant under the Plan. The Board has concluded that it is in the best interests of the Company and our stockholders to extend the term of the Plan by ten years and increase such number of shares available for grant under the Plan by an additional 14,000,000 shares. The Board considered various aspects of the Plan in making this recommendation, including the number of shares reserved under the Plan, the number of shares currently available for awards under the Plan, the Company’s historic grant rates, the cost of issuing additional shares, the impact of share dilution on our existing stockholders and the central role of equity-based incentive compensation in our executive compensation program, as described more fully in the Compensation Discussion and Analysis section of this Proxy Statement. The Board believes that the proposed extension of, and increase in the number of shares available for issuance under, the Plan is necessary for retaining the flexibility to grant equity-based incentive compensation at optimal levels to motivate and reward the Company’s employees for their contributions to the success of the Company and the growth in value of our stock.

Key Stockholder Considerations

An affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this Proposal 4. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of this Proposal 4. The Proxies intend to vote proxies received by them in favor of this proposal unless a choice of “Against” or “Abstain” is specified.

Outstanding Awards

The following table sets forth information regarding all outstanding options, unvested restricted stock and unvested restricted stock units under all of our active equity plans as of March 31, 2026. The last closing price of our common stock as reported on the NYSE on April 9, 2026 was $14.74 per share.

Outstanding Options	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term (in years)	Unvested Restricted Shares/RSUs Outstanding	Number of Shares Available for Grant under All Active Equity Plans
211,274	17.67	5.2	2,750,964	2,542,852(1)
(1)     Represents 2,303,840 shares available under the 2026 Plan and 239,012 shares available under the Director Plan, each as of March 31, 2026.

Promotion of Good Corporate Governance Practices

The Plan contains numerous best practice provisions that reinforce the alignment between stockholders’ interests and equity compensation arrangements for employees and employee directors and, through adoption of the amendment and restatement of the Plan, adds additional provisions in this regard. These provisions include, but are not limited to, the following:

•Minimum Vesting Requirements. The Plan includes minimum vesting requirements pursuant to which no award under the Plan may be issued with a vesting period of less than one year (subject to an exception that applies to 5% of the shares available for grant under the Plan).
•No Dividend Equivalents on Restricted Stock Units Paid Prior to Vesting. No dividend equivalents may be paid with respect to a restricted stock unit unless the restricted stock unit vests.
•No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.
•No Discounted Options. An option may not be granted with an exercise price lower than the fair market value of the Company’s common stock on the date of grant.
•No Repricing Without Stockholder Approval. The Company cannot, without stockholder approval, “reprice” an award by reducing the exercise price of an option or exchanging an option for a new option with a reduced exercise price.
•No Buyout of Underwater Options. The Plan prohibits purchasing options with respect to which the exercise price is higher than the price of the Company’s common stock.
•No Automatic Grants. The Plan does not provide for automatic grants to any participant.
•No Tax Gross-ups. The Plan does not provide for any tax gross-ups.
•No Automatic Single Trigger Vesting on a Covered Transaction (as defined below). The Plan does not provide for automatic single trigger vesting of awards in the event of a Covered Transaction.
•Clawback Policy. All equity awards granted to the Company’s Section 16 officers under the Plan are subject to the Company’s clawback policy.

Changes to the Plan

The terms of the 2026 Plan are substantially similar to the terms of our existing Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan and provide for grants of Awards (as defined below) to Participants (as defined below). If stockholders approve the 2026 Plan at the Annual Meeting, no further Awards will be issued under the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan. The following list sets forth certain changes to the Plan as a result of the Amendment to the Plan:

•Share Reserve Increase. The share reserve has been increased by 14,000,000 shares.
•Plan Term Extended. The term of the Plan has been extended until the day before the tenth anniversary of the date the Plan is adopted in 2026 by the Board or approved by our stockholders, whichever is earlier.

Summary of the Plan

The following summary sets forth the principal features of the Plan, as amended and restated, in the form proposed for approval by our stockholders. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Annex A.

General. The Plan authorizes the grant of options, restricted stock, restricted stock units, performance restricted stock units and dividend equivalent rights (collectively called “Awards”). Options granted under the Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options, as determined by the Board and/or the Compensation Committee (the “Committee”).

Participants. As of March 31, 2026, there were approximately 123 persons eligible to participate in the Plan. The basis of participation in the Plan is discretionary determination by the Board from time to time.

Number of Shares Authorized. Subject to certain adjustments, the maximum aggregate number of shares of stock that may be authorized for issuance under Awards granted under the Plan is 16,303,840 shares, less one share for every one share issued under the Plan after March 31, 2026 and prior to the date the stockholders approve the Plan.

If any Award expires or otherwise terminates or is settled in cash, in whole or in part, the shares of stock will again become available for issuance under the Plan. In the event that withholding tax liabilities arising from an Award (other than an option) are satisfied by the participant by tendering shares of stock or by the Company withholding shares, the shares of stock tendered or withheld will again be available for issuance under the Plan. The following shares of stock will not again be available for issuance: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to options, and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

Limits on Individual Grants. The maximum number of shares for which any employee or employee director may be granted in awards in any calendar year is two million five hundred thousand shares.

Limits on Grants of Restricted Stock. The combined maximum amount of restricted stock that may be issued and outstanding under the Plan and the Hercules Capital, Inc. 2026 Non-Employee Director Plan (as discussed below) will be 10% of the outstanding shares on the effective date of the plans plus 10% of the number of shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the plans. No one person shall be granted awards of restricted stock relating to more than 25% of the shares available for issuance under the Plan.

Administration. The Board will administer the Plan unless and until it delegates administration to the Compensation Committee. The administration of the Plan has been delegated to the Compensation Committee. Subject to the other provisions of the Plan, the Board and/or the Compensation Committee has the power to:

•Select participants; determine when and how each award will be granted and documented;
•determine the type or combination of awards to be made to participants; determine the provisions of each award granted;
•Interpret the Plan and awards;
•Establish and amend rules and regulations relating to the Plan; and
•Make all other determinations it deems necessary or advisable for the administration of the Plan.

Eligibility. The Plan provides that awards may be granted to key employees or employee directors of our Company or its subsidiaries.

Each award granted under the Plan will be evidenced by a written award agreement between the participant and the Company, which will describe the award and state the terms and conditions to which the award is subject. The principal terms and conditions of each particular type of award are described below.

Options

An option is the right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). Each option award will contain the terms and conditions that the Board deems appropriate. Each grant of options will be separately designated incentive stock options or non-statutory stock options at the time of grant.

Exercise Price. The exercise price of each option will not be less than 100% of the fair market value of common stock subject to the option on the date the option is granted. However, any optionee who owns more than 10% of the combined voting power of all classes of our Company’s outstanding common stock (a “10% Stockholder”) will not be eligible for the grant of an incentive stock option unless the exercise price of the incentive stock option is at least 110% of the fair market value of the common stock on the date of grant.

Consideration. The purchase price for shares issued upon exercise of an option will be paid in full at the time of exercise either (i) in cash, or, if so permitted by the Board and if permitted by the 1940 Act and otherwise legally permissible, (ii) through a broker-assisted exercise program, (iii) any other means of payment as may be acceptable to the Board, or (iv) any combination of the foregoing methods.

Term of the Option. No option will be exercisable after the expiration of ten years from the date of grant. In the case of an option granted to a 10% Stockholder, the term of an incentive stock option will be for no more than five years from the date of grant.

Restricted Stock

An award of restricted stock is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon specified events during the restriction period. Each grant of restricted stock will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period, will contain other terms and conditions that the Board deems appropriate and may be made in exchange for past services or other lawful consideration.

Restricted Stock Units

An award of a restricted stock unit is a grant to the recipient of the right to receive, on the date of settlement, one share or an amount equal to the fair market value of one share. Restricted stock units may be settled in cash, shares or any combination thereof. Each grant of restricted stock units will contain the terms and conditions that the Board deems appropriate and will contain restrictions on transferability. The Board may provide for dividend equivalents in respect of all outstanding restricted stock units, which will be in the form of share equivalents, unless otherwise provided in an award or the participant elects to have such dividend equivalents paid in cash. Dividend shares or accumulated cash will be settled on the date the underlying restricted stock units are settled if, and only if, such underlying restricted stock units vest. Participants may elect to receive 10% of the value of a restricted stock unit award in the form of an option, subject to certain conditions. Participants may elect to defer the receipt of all or a portion of the shares to be issued in settlement of the vested portion of a restricted stock unit, subject to procedures that the Board, in its sole discretion, may require.

Performance Restricted Stock Units and Other Performance-Based Awards

Awards of performance restricted stock units and other performance-based awards may be made under the Plan and will contain the terms and conditions that the Board deems appropriate. A grant of performance restricted stock units or other performance-based awards will vest and become payable to the participant upon the Company’s or individual’s attainment of specified performance objectives during a specified performance period. Each award may specify in respect of the performance objectives a minimum acceptable level of achievement below which no vesting will occur and may set forth a formula for determining the portion of the award that will vest if performance is at or above the minimum acceptable level but is less than the maximum achievement of the specified performance objectives. The Board may adjust performance objectives in whole or in part if, in the sole judgment of the Board, events or transactions have occurred after the grant date that are unrelated to the performance of the participant and result in distortion of the performance objectives or the related minimum acceptable level of achievement.

Performance objectives may be established on a company-wide basis or relate to the performance of the individual participant or an affiliate, division, department or function within the Company in which the participant is performing services; and may be expressed in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

General Provisions

Vesting. Subject to the minimum vesting requirement (described below), the Board may determine the time or times at which an option, shares of restricted stock and restricted stock units will vest or become payable or exercisable, as applicable. Performance restricted stock units or other performance-based awards will vest based on the Company’s or individual’s attainment of specified performance objectives over a specified performance period.

Minimum Vesting Period. The minimum vesting schedule applicable to all awards will provide for vesting over a service period of no less than one year, with ratable vesting only permitted following the one-year anniversary of grant. However, up to an aggregate of five percent of the maximum number of shares of stock that may be issued under the Plan may be issued without such minimum vesting requirement.

Dividends, Dividend Equivalents and Ownership Rights. The Board may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to an award other than an option. No participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to an option or restricted stock unit unless and until such award has been delivered to the participant, except that shares of stock subject to a restricted stock unit may receive dividend equivalents, which will be settled and delivered on the date the restricted stock units to which they relate are settled and delivered if, and only to the extent that, the related restricted stock units vest. Holders of restricted stock will have all the rights of a holder upon issuance of the award.

Nontransferability of Awards. In general, during a participant’s lifetime, his or her awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Board may provide for limited lifetime transfers of awards, other than incentive stock options, to certain family members. In addition, no awards will be transferrable for consideration.

Termination of Employment or Other Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a participant’s continuous service with the Company, the unvested portion, if any, of an award held by the participant will immediately terminate.

Acceleration. The Board will have the power to accelerate the time at which an award or any portion thereof vests or may first be exercised.

Covered Transactions

Except as otherwise provided in the participant’s award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all of the outstanding awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the participant’s award, each award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the award a reasonable opportunity to participate as a stockholder in the Covered Transaction.

A “Covered Transaction” is defined in the Plan as:

•a consolidation, merger, stock sale, reverse merger or similar transaction or series of related transactions which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert;
•a sale or transfer of all or substantially all the Company’s assets; a dissolution or liquidation of the Company;
•the individuals on the Board as of the effective date of the Plan or new directors whose directorship was approved by at least a majority of the directors still in office who were directors (or whose directorship was previously approved) on the effective date of the Plan cease to constitute a majority of the Board; or
•a change in the management structure of the Company from an internally managed BDC to an externally managed BDC pursuant to which the Company enters into an investment advisory agreement with a third-party advisor.

Effective Date, Amendments, and Termination of the Plan. The Plan will become effective upon approval by the stockholders of the Company. The Board may at any time or any times amend the Plan or any outstanding award for any purpose which may at the time be permitted by law. The Board may at any time terminate the Plan as to future grants of awards. However, the Board may not, without the participant’s consent, alter the terms of an award so as to affect substantially and adversely the participant’s right under the award, unless the Board expressly reserves the right to do so at the time of grant. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date the Plan is initially adopted in 2026 by the Board or approved by the stockholders of the Company, whichever is earlier.

SEC Order and Limitations on Awards

The SEC has granted us an order, the “Order,” that authorizes us to issue restricted stock and restricted stock units to our employees and officers, subject to stockholder approval of the compensation plan. Awards under the Plan will comply with all aspects of the Order, including the following:

•each issuance of restricted stock to employees and officers will be approved by a required majority of our Board, as defined under the 1940 Act, on the basis that such award is in the best interests of the Company and stockholders;
•the amount of voting securities that would result from the exercise of all of our outstanding warrants, options and rights, together with any restricted stock issued pursuant to the Plan and any other compensation plan of ours, will not exceed 25%, at the time of issuance, of our outstanding voting securities, nor will such amount exceed 20% of our outstanding voting securities if the amount of voting securities that would result from the exercise of all warrants, options and rights issued to our directors, officers and employees, together with any restricted stock issued under the plans, would exceed 15% of our outstanding voting securities;
•the maximum amount of restricted stock that may be issued under the Plan and any other compensation plan of ours will be 10% of the outstanding shares of our common stock; and
•the Board will review the Plan at least annually and the Board will review periodically the potential impact that the issuance of restricted stock under the Plan could have on our earnings and net asset value per share, such review to take place prior to any decisions to grant restricted stock under the Plan, but in no event less frequently than annually.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Nonqualified Options

A participant recognizes no taxable income and our Company is not entitled to a deduction when a nonqualified option is granted. Upon exercise of a nonqualified option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the nonqualified option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a nonqualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a nonqualified option, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Plan, nonqualified options may, if so permitted by the Board, be exercised in whole or in part with shares of common stock held by the participant. Payment in common stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the nonqualified option.

Incentive Stock Options

A participant recognizes no taxable income and our Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss recognized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and our Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction for the taxable year in which the disqualifying disposition occurred. Any amount recognized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Plan, incentive stock options may, at the option of the Board, be exercised in whole or in part with shares of common stock held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of common stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. Any participant who receives such restricted stock who does not make the election described below, and any participant who receives restricted stock units, recognizes no taxable income upon the receipt of restricted stock or restricted stock units and our Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock or restricted stock units lapse the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock or in the shares received in settlement of restricted stock units will be equal to their fair market value when the forfeiture restrictions lapse with respect to restricted stock and when the shares are delivered to the participant in settlement of restricted stock units, as applicable, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse or such shares are delivered to the Participant, as applicable. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock (but not restricted stock units) may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and our Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to our Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received.

Section 162(m) Limitations

Section 162(m) of the Code generally limits the deductibility of compensation paid to certain executive officers in excess of $1 million per person annually.

Withholding

The Company has the right to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to our Company as a condition of receiving payment of the Award. The participant has the right to satisfy his or her withholding obligations by transferring to the Company shares owned by the participant. To the extent any shares are withheld or tendered to cover withholding taxes, any shares withheld at a higher rate than the applicable minimum statutory rate will not again be available for grant under the Plan.

New Plan Benefits

Because benefits under the Plan are discretionary and will depend on the actions of the Compensation Committee or the Board and the value of the Company’s common stock, it is not possible to determine the value of the benefits that will be received. The total number of shares underlying the awards that were granted to each of our NEOs in 2025 can be found in the Grants of Plan Based Awards in 2025 Table. The total number of shares underlying the awards granted to all employees as a group, excluding current executive officers, in 2025 was 631,052.

Registration with the SEC

The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the 2026 Plan in June 2026.

PROPOSAL 5: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HERCULES CAPITAL, INC. 2018 NON-EMPLOYEE DIRECTOR PLAN

This Proposal 5 requests stockholder approval of the amendment and restatement (the “Amendment”) of the Hercules Capital, Inc. 2018 Non-Employee Director Plan, and the renaming of such plan to the “Hercules Capital, Inc. Amended and Restated 2026 Non-Employee Director Plan (the “Director Plan”) to extend the term of the Plan. The Board adopted the 2018 Director Plan on May 13, 2018 and approved the Amendment on April 2, 2026. The Plan is currently set to terminate on May 12, 2028.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 5.

The general purpose of the Director Plan is to attract, motivate and retain non-employee directors of the Company and to align their interests with the interests of stockholders. The Board considers the ability to grant restricted stock awards to be essential to its ability to attract, retain and motivate non-employee directors. Compensation in the form of equity awards, such as restricted stock, aligns the interests of equity-award recipients with the interests of our stockholders and provides a disincentive for equity award recipients to take excessive risk with the Company’s assets. It is common market practice to make equity a meaningful element of the compensation of non-employee directors. If the Company was not able to offer equity awards as a component of its compensation packages, the Company would be at a competitive disadvantage in attracting, retaining and motivating non-employee directors. Without an equity plan under which grants of restricted stock may be made to our non-employee directors, the Company’s ability to compensate our non-employee directors in line with the Company’s compensation strategy and competitively with the broader market would be substantially limited, and it might be necessary to increase the cash component of compensation, which would reduce the cash available for investment in the Company’s business. Therefore, the Board unanimously recommends that stockholders vote to approve Proposal 5.

The Board considered various aspects of the Director Plan in making this recommendation, including the Company’s historic grant rates, the cost of issuing additional shares, the impact of share dilution on our existing stockholders and the important role of granting restricted stock awards as compensation to our non-employee directors.

Key Stockholder Considerations

An affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this Proposal 5. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of this Proposal 5. The Proxies intend to vote proxies received by them in favor of this proposal unless a choice of “Against” or “Abstain” is specified.

Outstanding Awards

The following table sets forth information regarding all outstanding options, unvested restricted stock and unvested restricted stock units under all of our active equity plans as of March 31, 2026. The last closing price of our common stock as reported on the NYSE on April 9, 2026 was $14.74 per share.

Outstanding Options	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term (in years)	Unvested Restricted Shares/RSUs Outstanding	Number of Shares Available for Grant under All Active Equity Plans
211,274.00	17.67	5.20	2,750,964	2,542,852(1)
(1)     Represents 2,303,840 shares available under the 2026 Plan and 239,012 shares available under the Director Plan, each as of March 31, 2026.

Changes to the Director Plan

The terms of the Director Plan are substantially similar to the terms of our existing Hercules Capital, Inc. 2018 Non-Employee Director Plan, except that the term of the Director Plan will be extended until the day before the tenth anniversary of the date the Director Plan is adopted in 2026 by the Board or approved by our stockholders, whichever is earlier. If stockholders approve the Director Plan at the Annual Meeting, no further awards will be issued under the Hercules Capital, Inc. 2018 Non-Employee Director Plan.
Summary of the Director Plan

The following summary sets forth the principal features of the Director Plan. This summary is qualified in its entirety by reference to the Director Plan, a copy of which is attached hereto as Annex B.

General. The Director Plan authorizes the grant of restricted stock awards.
Participants. As of March 31, 2026, there are approximately seven persons eligible to participate in the Director Plan. The basis of participation in the Director Plan is a person’s status as a non-employee director of the Company. All non-employee directors of the Company are eligible to be granted awards by the Board under the Director Plan.
Number of Shares Authorized. Subject to certain adjustments, the maximum aggregate number of shares of stock that may be authorized for issuance as restricted stock awards granted under the Director Plan is 300,000 shares. If any restricted stock award is forfeited or otherwise terminates, in whole or in part, the shares of stock not acquired under such award will again become available for issuance under the Director Plan.
Limits on Individual Grants. The maximum number of shares for which any non-employee director may be granted in awards under the Director Plan in any calendar year is 20,000 shares.

Limits on Grants of Restricted Stock. The combined maximum amount of restricted stock that may be issued and outstanding under the Director Plan and the 2026 Plan will not at the time of issuance of any shares of restricted stock exceed 10% of the outstanding shares on the effective date of the plans plus 10% of the number of shares issued and delivered by the Company (other than pursuant to compensation plans) during the term of the plans. No one person shall be granted restricted stock awards relating to more than 25% of the shares available for issuance under the Director Plan.

Administration. The Board will administer the Director Plan unless and until it delegates administration to the Compensation Committee. The administration of the Director Plan has been delegated to the Compensation Committee. Subject to the other provisions of the Director Plan, the Board and/or the Compensation Committee has the power to:

•select participants; determine when and how each restricted stock award will be granted and documented; determine the provisions of each restricted stock award granted;
•interpret the Director Plan and restricted stock awards;
•establish and amend rules and regulations relating to the Director Plan; and
•make all other determinations it deems necessary or advisable for the administration of the Director Plan.

Eligibility. The Director Plan provides that restricted stock awards may be granted to all non-employee directors of our Company.

Each restricted stock award granted under the Director Plan will be evidenced by a written award agreement between the participant and the Company, which will describe the restricted stock award and state the terms and conditions to which such award is subject. The principal terms and conditions of restricted stock awards are described below.

Restricted Stock

An award of restricted stock is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon specified events during the restriction period. Each grant of restricted stock will include the substance of each of the following provisions.

Initial Grant. Subject to the forfeiture restrictions set forth below, each individual elected to the Board as a non-employee director will automatically be granted the lesser of (i) 7,500 shares of restricted stock (subject to adjustments for certain changes in capitalization) or (ii) the number of shares equal to $67,500 divided by the greater of (x) the closing price per share on the date of grant and (y) the NAV per share on the date of grant. If an individual is elected to the Board as a non-employee director after the commencement of the staggered class term to which such director is elected or appointed, his or her initial grant of restricted stock will be pro-rated. The forfeiture restrictions of the initial grant of restricted stock will lapse, if the non-employee director provides continuous service to the Company through the applicable date, as to one-third of the restricted stock immediately after 33% of the initial term, as to one-third of the restricted stock immediately after 66% of the initial term and the remaining one-third of the restricted stock on the third anniversary of the commencement date of the applicable three-year staggered class term.

Periodic Grants. Subject to the forfeiture restrictions set forth below, each non-employee director will automatically be granted the lesser of (i) 6,667 shares of restricted stock (subject to adjustment for certain changes in capitalization) or (ii) the number of shares equal to $60,000 divided by the greater of (x) the closing price per share on the date of grant and (y) the NAV per share on the date of grant. Periodic grants of restricted stock awards will be granted to each non-employee director on the date of the Company’s annual meeting of stockholders at which such non-employee director is re-elected to the Board. The forfeiture restrictions of the periodic grant of restricted stock will lapse, if the non-employee director provides continuous service to the Company through the applicable date, as to one-third of the restricted stock on each of the first three anniversaries of such grant.

General Provisions

Acceleration. The Board may accelerate the time at which the forfeiture restrictions pertaining to an RSA or any portion thereof lapse.

Stockholder Rights. Holders of restricted stock will have all the rights of a holder upon issuance of the RSA.
Nontransferability of Awards. An Award will not be transferrable, except by will or laws of descent and distribution. However, the Board may provide for limited lifetime transfers of Awards to certain family members. In addition, no Award may be transferred for value.
Termination of Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a participant’s continuous service with the Company, the unvested portion, if any, of an RSA held by the participant will immediately terminate.
Covered Transactions
Except as otherwise provided in the participant’s restricted stock award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all of the outstanding restricted stock awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the participant’s restricted stock award, each restricted stock award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the restricted stock award a reasonable opportunity to participate as a stockholder in the Covered Transaction.
A “Covered Transaction” is defined in the Director Plan as:
•a consolidation, merger, stock sale, reverse merger or similar transaction or series of related transactions which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert;
•a sale or transfer of all or substantially all the Company’s assets
•a dissolution or liquidation of the Company;
•the individuals on the Board as of the effective date of the Director Plan or new directors whose directorship was approved by at least a majority of the directors still in office who were directors (or whose directorship was previously approved) on the effective date of the Director Plan cease to constitute a majority of the Board; or
•a change in the management structure of the Company from an internally managed BDC to an externally managed BDC pursuant to which the Company enters into an investment advisory agreement with a third-party advisor.

Effective Date, Amendments, and Termination of the Director Plan. The Director Plan will become effective upon approval by the stockholders of the Company. Under current SEC rules and regulations applicable to BDCs, absent exemptive relief, which the Company has obtained, a BDC may not grant shares of restricted stock to non-employee directors as a portion of their compensation for service on the Board. The Board may at any time or any times amend the Director Plan or any outstanding RSA for any purpose which may at the time be permitted by law, including, without limitation, increasing the size of initial and periodic grants. The Board may at any time terminate the Director Plan as to future grants of restricted stock awards. However, the Board may not, without the participant’s consent, alter the terms of an RSA so as to affect substantially and adversely the participant’s right under the award, unless the Board expressly reserves the right to do so at the time of grant. Any amendments to the Director Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board. Unless sooner terminated, the Director Plan shall terminate on the day before the tenth anniversary of the date the Director Plan is initially adopted by the Board in 2026 or approved by the stockholders of the Company, whichever is earlier.
SEC Order and Limitations on Awards

The SEC has granted us the Order that authorizes us to issue restricted shares of our common stock and options to our non-employee directors, subject to stockholder approval of the compensation plan. Awards under the Director Plan will comply with all aspects of the Order, including the following:
•each issuance of restricted stock to non-employee directors will be approved by a required majority of our Board, as defined under the 1940 Act, on the basis that such award is in the best interests of the Company and stockholders;
•the amount of voting securities that would result from the exercise of all of our outstanding warrants, options and rights, together with any restricted stock issued pursuant to the Director Plan and any other compensation plan of ours, will not exceed 25%, at the time of issuance, of our outstanding voting securities, nor will such amount exceed 20% of our outstanding voting securities if the amount of voting securities that would result from the exercise of all warrants, options and rights issued to our directors, officers and employees, together with any restricted stock issued under the plans, would exceed 15% of our outstanding voting securities;
•the maximum amount of restricted stock that may be issued under the Director Plan and any other compensation plan of ours will be 10% of the outstanding shares of our common stock; and
•The Board will review the Director Plan at least annually and the Board will review periodically the potential impact that the issuance of restricted stock under the Director Plan could have on our earnings and net asset value per share, such review to take place prior to any decisions to grant restricted stock under the Director Plan, but in no event less frequently than annually.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Director Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE DIRECTOR PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Restricted Stock

Restricted stock received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. Any participant who receives such restricted stock who does not make the election described below recognizes no taxable income upon the receipt of restricted stock and our Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse the participant will recognize ordinary income equal to the fair market value of the shares at that time, and our Company will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to their fair market value when the forfeiture restrictions lapse and the participant’s holding period for such shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and our Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to our Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received.

New Plan Benefits

Because benefits under the Director Plan will depend on the actions of the Board and the value of the Company’s common stock, it is not possible to determine the benefits that will be received. The total number of shares underlying the awards that were granted to each of our non-employee directors in 2025 was 6,658. The benefits under the Director Plan with respect to the following individuals and groups is “0”: each person specified in paragraph (a)(3) of Item 402 of Regulation S-K; all current executive officers as a group; and all employees, including all current officers who are not executive officers, as a group.

PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026

This Proposal 6 requests stockholder ratification of the Audit Committee’s and the independent directors’ selection of PricewaterhouseCoopers LLP to serve as the Company’s independent public accountant for the fiscal year ending December 31, 2026. The Company’s Audit Committee and the independent directors have selected PwC to serve as the Company’s independent public accountant for the fiscal year ending December 31, 2026. This selection is subject to the ratification or rejection by stockholders. You should carefully read this Proposal 6 in its entirety before voting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 6.

Key Stockholder Considerations

During the two most recent fiscal years, neither the Company nor any person on its behalf has consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K under the Exchange Act.

PwC has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Stockholders should review the below sections entitled Principal Accountant Fees and Services and Pre-Approval Policy, as well as the Audit Committee Report included in this proxy statement, when considering how to vote on this Proposal 6.

The Board believes that it is in your best interest for PwC to serve as the Company’s independent public accountant for the fiscal year ending December 31, 2026. The Board recommends that stockholders vote FOR this Proposal 6.

An affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this Proposal 6. Abstentions will not be counted as votes cast and will have no effect on the outcome of this Proposal 6. The Proxies intend to vote proxies received by them in favor of this proposal unless a choice of “Against” or “Abstain” is specified. This Proposal 6 is a routine matter. As a result, if you beneficially own your Shares and you do not provide your broker, bank or nominee with voting instructions, then your broker, bank or nominee will be able to vote your Shares with respect to this Proposal 6 on your behalf.

Principal Accountant Fees and Services

The below table sets forth the aggregate fees charged to us by PwC, as our independent public accountant, for work attributable to the 2025 and 2024 audit, tax and other services described below.

"Audit Fees" include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. "Audit-Related Fees" are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation. "Tax Fees" in fiscal years 2025 and 2024 include professional fees for tax compliance and tax advice. "All Other Fees" include fees for products and services other than the services reported above. Our Audit Committee has considered the compatibility of non-audit services with the auditor's independence.

	Fiscal Year Ended (in millions)
	2025	2024
Audit Fees	1.8	1.7
Audit-Related Fees	—	—
Tax Fees	0.1	0.1
All Other Fees	—	—
Total Fees:	1.9	1.8

Pre-Approval Policy

All services rendered by PwC were permissible under applicable laws and regulations and were pre-approved by the Audit Committee for 2025 and 2024, as applicable, in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors and the related fees, prior to the commencement of the engagement or project to make certain that the provision of such services does not adversely affect the firm’s independence. Approval of such engagement is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to the Audit Committee or any of the Audit Committee members who is an independent director, so long as the estimated fee for the particular service for which pre-approval is sought does not exceed $100,000. Our Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent public accountant to management.

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. Our Audit Committee’s responsibility is to monitor and oversee these processes. Our Audit Committee is also directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm.

We have reviewed and discussed with management and PwC our audited financial statements. Management has represented to our Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States.

We discussed with PwC the overall scope and plan for their audit. We met with PwC with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of our financial reporting.

We have reviewed and discussed with PwC matters required to be discussed pursuant to the PCAOB Auditing Standard 1301 “Communications with Audit Committees” and Rule 2-07 of Regulation S-X, “Communications with Audit Committees.” We have received from PwC the written disclosures and letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence. We have discussed with PwC matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with PwC’s independence.

Conclusion

Based on our Audit Committee’s review and discussions referred to above, our Audit Committee recommended that our Board include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

Wade Loo, Chair
Robert P. Badavas
Pam Randhawa
Nikos Theodosopoulos

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

STOCKHOLDER PROPOSALS

A stockholder who intends to present a proposal at the Company’s 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must ensure that notice of such proposal is received at the Company’s principal executive office at 1 North B Street, Suite 2000, San Mateo, California 94401 on or before December 24, 2026, and that such proposal complies with all applicable requirements of Rule 14a-8. The submission of a proposal does not guarantee its inclusion in the Company’s 2027 proxy statement or presentation at the 2027 annual meeting of stockholders.

In addition, any stockholder who intends to propose a nominee to the Board or propose any other business to be considered by the stockholders at the Company’s 2027 annual meeting (other than a stockholder proposal to be included in the Company’s proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of our Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from the Company’s Corporate Secretary upon request. Any such proposals must be sent to the Corporate Secretary at Hercules Capital, Inc., 1 North B Street, Suite 2000, San Mateo, California 94401.

The advance notice provisions of our Amended and Restated Bylaws require that nominations of persons for election to the Board and proposals of other business to be considered by the stockholders at the 2027 annual meeting must be made in writing and submitted to our Corporate Secretary at the address above no earlier than November 24, 2026 and no later than December 24, 2026 and must otherwise be a proper matter for action by the stockholders. Any stockholder seeking to submit a proposal should review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including but not limited to the different notice submission date requirements in the event that the date of the 2027 annual meeting is more than 30 days before or after June 18, 2027. The above procedures and requirements are only a summary of the provisions in the Amended and Restated Bylaws regarding stockholder nominations of directors and proposals of business to be considered by stockholders. Please refer to the Amended and Restated Bylaws for more information on stockholder proposal requirements.

By Order of the Board of Directors,

Kiersten Zaza Botelho
Secretary

Dated: April 23, 2026

PRIVACY NOTICE

Hercules Capital, Inc. (“Hercules”) is committed to protecting our stockholders’ privacy. This Privacy Notice, which is required by state and federal law, explains the privacy policies of Hercules and its affiliated companies. This Privacy Notice supersedes any other privacy notice you may have received from Hercules. Its terms apply both to our current, former and prospective stockholders.

How We Protect Stockholder Information
We are committed to maintaining the privacy of our stockholders and to safeguarding their non-public personal information. We will safeguard, according to strict standards of security and confidentiality, all information we receive about our stockholders, including by maintaining physical, electronic, and procedural safeguards that comply with federal and state standards.
Stockholder Information We Collect
The only information we collect from our stockholders is their name, address, and number of shares they hold. While we generally do not receive other types of non-public personal information about our stockholders, from time to time, other types of non-public personal information about our stockholders may become available to us. Such information may come from sources, including but not limited to: (i) account applications and other forms, (ii) other written, electronic or verbal correspondence, (iii) stockholder transactions, (iv) client brokerage or financial advisory firms, financial advisers or consultants, and/or (v) data captured on certain websites.
How We Use Stockholder Information
This information is used so that we can service your account, send you annual reports and other information about Hercules, and send you proxy statements or other information required by law.
Who Has Access to Stockholder Information
We restrict access to non-public personal information about our stockholders. We do not share any nonpublic personal information with any non-affiliated third party except as described below or as may be permitted or required by law.
•Employees & Affiliates. It is our policy that only authorized Hercules employees who need to know a stockholder’s personal information will have access to it. Hercules personnel who violate our Privacy Policy are subject to disciplinary action. We may share stockholder information with our affiliates in connection with servicing a client account.
•Service Providers. Hercules may disclose stockholder information to companies that provide services on our behalf, such as record keeping, trade processing, and stockholder mailings. These companies are required to protect stockholder information and use it solely for the purpose for which they received it or as otherwise permitted by law.
•Courts and Government Officials. If required by law, we may disclose stockholder non-public personal information in accordance with a court order or at the request of government regulators. Only the information required by law, subpoena, or court order will be disclosed.

ANNEX A

HERCULES CAPITAL, INC.
AMENDED AND RESTATED 2026 EQUITY INCENTIVE PLAN
(FORMERLY KNOWN AS THE AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN)
1.    PURPOSE.
(A)    General Purpose. The Plan has been established to advance the interests of the Company by providing for the grant of Awards to Participants. At all times during such periods as the Company qualifies or is intended to qualify as a “business development company” under the 1940 Act, the terms of the Plan shall be construed so as to conform to the stock-based compensation requirements applicable to “business development companies” under the 1940 Act. An Award or related transaction will be deemed to be permitted under the 1940 Act if permitted by any exemptive or “no-action” relief granted by the Commission or its staff.
(B)    Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in the value of the Company’s Stock through the granting of Restricted Stock, Restricted Stock Units, Incentive Stock Options and Non-statutory Stock Options.
(C)    Eligible Participants. All key Employees and all Employee Directors are eligible to be granted Awards by the Board under the Plan; provided that, no person shall be granted Awards of Restricted Stock unless such person is an Employee of the Company or an Employee of a wholly-owned consolidated subsidiary of the Company.
(D)    Background. The Plan was originally adopted as the 2004 Equity Incentive Plan, and the last amendment and restatement was approved by the Board on May 13, 2018 and by stockholders on June 28, 2018. The Plan is hereby being further amended and restated, and it is being renamed the “Amended and Restated 2026 Equity Incentive Plan.”
2.    DEFINITIONS.
(A)    “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
(B)    “Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under
Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of an Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Board, a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.
(C)    “Award” means an award of Restricted Stock, Restricted Stock Units, Performance Restricted Stock Units or Options granted pursuant to the Plan.
(D)    “Board” means the Board of Directors of the Company.
(E)    “Code” means the Internal Revenue Code of 1986, as amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Board) with respect to such provision.
(F)    “Commission” means the Securities and Exchange Commission.
(G)    “Committee” means the Compensation Committee, as described below in Section 2(H).

(H)    “Compensation Committee” means the compensation committee of the Board. The Compensation Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and, if applicable, meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Stock is traded.
(I)    “Company” means Hercules Capital, Inc., a Maryland corporation.
(J)    “Continuous Service” means the Participant’s uninterrupted service with the Company or an Affiliate, whether as an Employee or Employee Director.
(K)    “Covered Transaction” means any of (i) a consolidation, merger, stock sale, reverse merger or similar transaction or series of related transactions which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a dissolution or liquidation of the Company, (iv) following such time as the Company has a class of equity securities listed on a national securities exchange or quoted on an inter-dealer quotation system, a change in the membership of the Board for any reason such that the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board (a “Board Change”); provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Continuing Directors will be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board or (v) a change in the management structure of the Company from an internally managed business development company to an externally managed business development company pursuant to which the Company enters into an investment advisory agreement with a third-party advisor. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.
(L)    “Current Market Value” has the meaning set forth in Section 9.
(M)    “Dividend Shares” has the meaning set forth in Section 7A.
(N)    “Effective Date” has the meaning set forth in Section 14.
(O)    “Employee” means any person employed by the Company or an Affiliate.
(P)    “Employee Director” means a member of the Board of Directors of the Company that is also an Employee of the Company.
(Q)    “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.
(R)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(S)    “Non-Employee Director Plan” means the Hercules Capital, Inc. Amended and Restated 2026 Non-Employee Director Plan (or any successor plan thereto), as from time to time amended and in effect.
(T)    “Non-statutory Stock Option” means an Option that is not an Incentive Stock Option.
(U)    “Option” means an Incentive Stock Option or a Non-statutory Stock Option granted pursuant to the Plan.
(V)    “Participant” means a person to whom an Award is granted pursuant to the Plan.
(W)    “Performance Objectives” means the performance objectives established in the Board or the Committee’s sole discretion for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, division, department or function within the Company or Affiliate in which the Participant is performing Continuous Service. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to an Award shall be limited to: specified levels of or increases in the Company’s, a division’s or an Affiliate’s return on capital, equity or assets, including, without limitation, total shareholder return measures; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Stock price (including but not limited to growth measures and total shareholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above in this Section 2(W); individual objectives; and any combination of the foregoing. If the Board or the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Board or the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board or the Committee deems appropriate and equitable.
(X)    “Performance Period” means a period of time or times established under Section 7C within which the Performance Objectives relating to Awards are to be achieved.
(Y)    “Performance Restricted Stock Unit” means a Restricted Stock Unit that vests only upon the attainment of the performance conditions or Performance Objectives specified in the applicable Award.
(Z)    “Permitted Transferee” means a Family Member of a Participant to whom an Award has been transferred by gift.
(AA) “Plan” means this Amended and Restated 2026 Equity Incentive Plan, as from time to time amended and in effect.
(BB) “Restricted Stock” means an Award of Stock for so long as the Stock remains subject to restrictions requiring that it be forfeited to the Company if specified conditions are not satisfied.
(CC) “Restricted Stock Unit” means the right to receive a payment in Stock (or the cash equivalent, or a combination of cash and Stock), which right to payment shall be subject to the terms and conditions of the Plan and such other conditions and other limitations and restrictions, as determined by the Board or the Committee, including, without limitation, Performance Restricted Stock Units.
(DD) “Securities Act” means the Securities Act of 1933, as amended.
(EE) “Stock” means the common stock of the Company, par value $.001 per share.
3.    ADMINISTRATION.
(A)    Administration By Board. The Board shall administer the Plan unless and until it delegates administration to a Committee, as provided in Section 3(C).
(B)    Powers of Board. The Board shall have the power, subject to the express provisions of the Plan and applicable law:
i.    To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provisions of each Award granted, including the time or times when a person shall be permitted to exercise an Award; and the number of shares of Stock with respect to which an Award shall be granted to each such person.
ii.    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award documentation, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.
iii.    To amend the Plan or an Award as provided in Section 12.

iv.    To terminate or suspend the Plan as provided in Section 13.
v.    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
(C)    Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any persons to whom such authority has been delegated; provided that a “required majority,” as defined in Section 57(o) of the 1940 Act, must approve each issuance of Awards in accordance with Section 61(a)(4)(B)(i)(I) of the 1940 Act. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board, other than the Board reference at the end of this sentence and the Board references in the last sentence of this subsection (C), shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
(D)    Effect of Board’s Decision. Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4.    SHARES SUBJECT TO THE PLAN; CERTAIN LIMITS.
(A)    Share Reserve. Subject to adjustment as provided in Section 4(B) and Section 10, and as of the Plan Restatement Date (as defined below), the maximum aggregate number of shares of Stock that may be authorized for issuance under Awards granted under the Plan is 16,303,840 shares of Stock, less one share of Stock for every one share of Stock issued under the Plan after March 31, 2026 and prior to the Plan Restatement Date. Incentive Stock Options may be granted up to the limit set forth in this Section 4(A). “Plan Restatement Date” means the date the stockholders of the Company approve the Plan.
(B)    Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate or be settled in cash, in whole or in part, the shares of Stock not acquired under such Award shall revert to and again become available for issuance under the Plan on a one-for-one basis. In the event that withholding tax liabilities arising from an Award other than an Option are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares by the Company, the shares of Stock so tendered or withheld shall revert to and again be available for issuance under the Plan on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not revert to and again be available for issuance under paragraph (A) of this Section 4: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options, and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.
(C)    Type of Shares. The shares of Stock subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise. No fractional shares of Stock will be delivered under the Plan.
(D)    Limits on Individual Grants. The maximum number of shares of Stock for which any Employee or Employee Director may be granted Awards in any calendar year is two million five hundred thousand (2,500,000) shares.
(E)    Limits on Grants of Restricted Stock. The combined maximum amount of Restricted Stock that may be issued and outstanding under the Plan, the Non-Employee Director Plan and any other compensation plan of the Company will not at the time of issuance of any shares of Restricted Stock exceed 10% of the outstanding shares of Stock. No one person shall be granted Awards of Restricted Stock relating to more than 25% of the shares available for issuance under this Plan. Shares granted pursuant to an Award of Restricted Stock that are used to settle tax withholding obligations pursuant to Section 9(E), or settled in cash, shall be included as “Restricted Stock issued” for purposes of the calculations set forth in this Section 4(E).
(F)    No Grants in Contravention of 1940 Act. No Award may be granted under the Plan if the grant of such Award would cause the Company to violate any section of the 1940 Act, and, if otherwise approved for grant, shall be void and of no effect.
(G)    Limits on Number of Awards. The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with the settlement of any Restricted Stock Units granted pursuant to this Plan and together with any Restricted Stock issued pursuant to this Plan, the Non-Employee Director Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with the settlement of any Restricted Stock Units granted pursuant to this Plan and together with any Restricted Stock issued pursuant to this Plan, the Non-Employee Director Plan and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with the settlement of any Restricted Stock Units granted pursuant to this Plan and together with any Restricted Stock issued pursuant to this Plan, the Non-Employee Director Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company. Shares granted pursuant to an Award of Restricted Stock or Restricted Stock Units that are used to settle tax withholding obligations pursuant to Section 9(E), or settled in cash, shall be included as “Restricted Stock issued” or “Restricted Stock Units granted” for purposes of the calculations set forth in this Section 4(G).
(H)    Date of Award’s Grant. The date on which the “required majority,” as defined in Section 57(o) of the 1940 Act, approves the issuance of an Award will be deemed the date on which such Award is granted.
5.    ELIGIBILITY.
Incentive Stock Options may be granted to Employees or Employee Directors of the Company or a “parent” or “subsidiary” corporation of the Company as those terms are used in Section 424 of the Code. Awards other than Incentive Stock Options may be granted to both Employees and Employee Directors. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Board.
6.    OPTION PROVISIONS.
Each Option shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Non-statutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but, to the extent relevant, each Option shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:
(A)    Time and Manner of Exercise. Unless the Board expressly provides otherwise, an Option will not be deemed to have been exercised until the Board receives a notice of exercise (in form acceptable to the Board) signed by the appropriate person and accompanied by any payment required under the Award. If the Option is exercised by any person other than the Participant, the Board may require satisfactory evidence that the person exercising the Option has the right to do so. No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.
(B)    Exercise Price of an Option. The exercise price of each Option shall be not less than the Current Market Value of, or if no such market value exists, the current net asset value of, the stock subject to the Option as determined in good faith by the Board on the date the Option is granted. In the case of an Option granted to a 10% Holder and intended to qualify as an Incentive Stock Option, the exercise price will not be less than 110% of the Current Market Value determined as of the date of grant. A “10% Holder” is an individual owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations. Other than pursuant to Section 10, without the approval of the Company’s stockholders (a) the option price per share of an Option after it is granted shall not be decreased, (b) an Option shall not be cancelled in exchange for cash or another Award (other than in connection with a Covered Transaction), or (c) no action shall be taken that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed or is otherwise prohibited by the 1940 Act.
(C)    Consideration. The purchase price for Stock acquired pursuant to an Option shall be paid in full at the time of exercise either (i) in cash, or, if so permitted by the Board and if permitted by the 1940 Act and otherwise legally permissible, (ii) through a broker-assisted exercise program acceptable to the Board, (iii) by such other means of payment as may be acceptable to the Board, or (iv) in any combination of the foregoing permitted forms of payment.
(D)    Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.
(E)    Transferability of a Non-statutory Stock Option. A Non-statutory Stock Option shall be transferable by will or by the laws of descent and distribution, or, to the extent provided by the Board, by gift to a Permitted Transferee, and a Non-statutory Stock Option that is nontransferable except at death shall be exercisable during the lifetime of the Participant only by the Participant. No Options shall be transferrable for consideration.

(F)    Limitation on Repurchase Rights. If an Option gives the Company the right to repurchase shares of Stock issued pursuant to the Plan upon termination of employment of such Participant, the terms of such repurchase right must comply with Section 260.140.41(k) of the California Code of Regulations and the 1940 Act.
(G)    Exercisability. The Board may determine the time or times at which an Option will vest or become exercisable and the terms on which an Option requiring exercise will remain exercisable; provided, however, that options may be subject to such reasonable forfeiture conditions as the Board may choose to impose and which are not inconsistent with Section 260.140.41 of the California Code of Regulations.
(H)    Termination of Continuous Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Option held by the Participant or the Participant’s Permitted Transferee that is not then exercisable will terminate and the balance will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(H), and will thereupon terminate subject to the following provisions (which shall apply unless the Board expressly provides otherwise):
(i)    if a Participant’s Continuous Service ceases by reason of death, or if a Participant dies following the cessation of his or her Continuous Service but while any portion of any Option then held by the Participant or the Participant’s Permitted Transferee is still exercisable, the then exercisable portion, if any, of all Options held by the Participant or the Participant’s Permitted Transferee immediately prior to the Participant’s death will remain exercisable for the lesser of (A) the one year period ending with the first anniversary of the Participant’s death or (B) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(H)(i), and will thereupon terminate; and
(ii)    if the Board in its sole discretion determines that the cessation of a Participant’s Continuous Service resulted for reasons that cast such discredit on the Participant as to justify immediate termination of his or her Options, all Options then held by the Participant or the Participant’s Permitted Transferee will immediately terminate.
Notwithstanding anything in the foregoing to the contrary, in the case of a Participant residing in California, unless such Participant’s employment is terminated for cause (as defined in any contract of employment between the Company and such Participant, or if none, in the instrument evidencing the grant of such Participant’s option), in the event of termination of employment of such Participant, he or she shall have the right to exercise an option, to the extent that he or she was otherwise entitled to exercise such option on the date employment terminated, as follows:
(i) at least six (6) months from the date of termination, if termination was caused by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) and (ii) at least thirty (30) days from the date of termination, if termination was caused other than by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code).
7.    RESTRICTED STOCK PROVISIONS.
Each grant of Restricted Stock shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate grants of Restricted Stock need not be identical, but, to the extent relevant, each grant shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:
(A)    Consideration. To the extent permitted by the 1940 Act, Awards of Restricted Stock may be made in exchange for past services or other lawful consideration.
(B)    Transferability of Restricted Stock. Except as the Board otherwise expressly provides, Restricted Stock shall not be transferable other than by will or by the laws of descent and distribution. No Restricted Stock shall be transferrable for consideration.
(C)    Vesting. The Board may determine the time or times at which shares of Restricted Stock will vest or become exercisable and the terms on which shares of Restricted Stock will remain exercisable. The vesting schedule for Restricted Stock issued under the Plan will be determined at the time of the initial grant of Restricted Stock.
(D)    Termination of Continuous Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock held by the Participant or the Participant’s Permitted Transferee that is not then vested will terminate, and the unvested shares will be returned to the Company and will be available to be issued as Awards under this Plan.
7A. RESTRICTED STOCK UNIT PROVISIONS.

Each grant of Restricted Stock Units shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate grants of Restricted Stock Units need not be identical, but, to the extent relevant, each grant shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:
(A)    Transferability of Restricted Stock Units. Except as the Board otherwise expressly provides, Restricted Stock Units shall not be transferable. No Restricted Stock Units shall be transferrable for consideration.
(B)    Vesting. The Board or the Committee may determine the time or times at which Restricted Stock Units will vest or become payable to a Participant. The vesting schedule and/or conditions for Restricted Stock Units issued under the Plan will be determined at the time of the grant of Restricted Stock Units.
(C)    Termination of Continuous Service. Unless the Board or the Committee expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock Unit held by the Participant that is not then vested will thereupon terminate.
(D)    Dividend Equivalents. The Committee may provide for dividend equivalents in respect of all outstanding Restricted Stock Units and, if so provided, any such dividend equivalents shall be in the form of share equivalents, unless otherwise provided by the Committee or otherwise elected by the Participant. Any such dividend equivalents, unless otherwise provided by the Committee or unless otherwise elected by the Participant to be in the form of cash, shall be deemed to be hypothetically reinvested at fair market value in shares of Stock on the date on which any such dividend is paid by the Company on its Stock (“Dividend Shares”). If dividend equivalents are not so reinvested, they shall be accumulated and paid in cash at the time provided below in this Section 7A(D). Dividend Shares shall be deemed to constitute outstanding shares for purposes of subsequent dividend payments by the Company. Dividend Shares (and/or accumulated cash) shall be settled and delivered on the date that the Restricted Stock Units to which they relate are settled and delivered if, and only to the extent that, the related Restricted Stock Unit vests. With respect to Performance Restricted Stock Units, the actual number of shares of Stock for which Dividend Shares (and/or the actual amount of accumulated cash, as the case may be) are credited and paid shall, in accordance with the principles set forth in this Section 7A(D), be determined by the Compensation Committee at the end of the applicable Performance Period by reference to, and taking into account, only the actual level or levels of performance achieved by the Company, the Participant or otherwise. To the extent that all or any portion of the related Restricted Stock Unit does not vest or is forfeited any Dividend Shares (and/or accumulated cash, as the case may be) corresponding to the portion of the Restricted Stock Unit that does not vest or is forfeited shall similarly not vest and be forfeited by the participant without any compensation therefore. Any written elections as to form and investment in this Section 7A(D) shall be made in accordance with the principles set forth in the Plan and as otherwise provided in the form prescribed by the Committee.
(E)    Election to Receive 10% of Award as Option. To the extent permitted by the Committee, a Participant may file a written election with the Company in the form prescribed by the Committee pursuant to which such Participant may elect to receive 10% of the value of a Restricted Stock Unit Award in the form of an Option. Such election must be filed in December of the year prior to the year of grant or by such later time as complies with the deferral election rules under Section 409A of the Code. Any such election shall remain in effect until it is revoked or until a new election is submitted, in each case during December of the year prior to the year of grant. Notwithstanding anything to the contrary in this Section 7A(E), each grant of an Option hereunder (or otherwise) shall be subject to the approval of the Committee prior to the granting of an Option.
(F)    Holding Period. The Board or the Committee may require that all or a portion of the Stock delivered in respect of any vested Restricted Stock Unit Award be subject to a specified post-grant, post-vesting or post-delivery holding period as specified in the applicable Award.
7B. DEFERRAL OF RESTRICTED STOCK UNIT AWARDS.
Subject to any procedures as may be permitted or required by the Committee, a Participant may file a written election with the Company in the form prescribed by the Committee pursuant to which such Participant elects to defer the receipt of all or a portion of the Stock to be issued in settlement of the vested portion of a Restricted Stock Unit Award described in Section 7A. In addition, subject to any procedures as may be permitted or required or further amended by the Committee in its sole discretion, the following shall apply to any such deferrals:
(A)    Timing of Election. Such election must be filed in December of the year prior to the year of grant . Any such election shall remain in effect until it is revoked or until a new election is submitted, in each case during December of the year prior to the year of grant.
(B)    Settlement of Award. If a Participant has made a deferral election with respect to any Restricted Stock Unit Award pursuant to this Section 7B, the settlement of the vested portion of such Award shall be delayed until the earliest to occur of (i)

the date specified in the deferral election, (ii) the consummation of a Covered Transaction (provided that such Covered Transaction constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case within the meaning of Code Section 409A and the regulations promulgated thereunder) and (iii) upon the termination of a Participant’s Continuous Service (provided that such termination constitutes a “separation from service” within the meaning of Code Section 409A and the regulations promulgated thereunder) and payment shall be made as soon as reasonably practicable thereafter, but not more than thirty (30) days following such date.
(C)    Rights of Participant during Deferral Period. Awards deferred pursuant to this Section 7B represent an unfunded and unsecured promise to pay on behalf of the Company. The right of any Participant to receive payments from the Company pursuant to a deferral election shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.
7C. PERFORMANCE RESTRICTED STOCK UNIT OR OTHER PERFORMANCE-BASED AWARDS.
Each grant of Performance Restricted Stock Units or other performance-based Awards shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate grants of Performance Restricted Stock Units or other performance-based Awards need not be identical, but, to the extent relevant, each grant shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:
(A)    Vesting. Performance Restricted Stock Units or other performance-based Awards shall vest based on the Company’s or individual’s attainment of Performance Objectives as specified in the Award over a Performance Period as specified in the Award. Each Award may specify in respect of the Performance Objectives a minimum acceptable level of achievement below which no vesting of the Award shall occur and may set forth a formula for determining the portion of such Award that shall vest if performance is at or above such minimum acceptable level but is less than the maximum achievement of the specified Performance Objectives.
(B)    Adjustment of Performance Objectives. The Board or the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Board or the Committee, events or transactions have occurred after the grant date of an Award that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.
(C)    Termination of Continuous Service. Unless the Board or the Committee expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Performance Restricted Stock Unit held by the Participant that is not then vested will thereupon terminate.
(D)    Certification of Achievement of Performance Targets. Following the completion of a Performance Period, the Board or the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing the portion (if any) of the Performance Restricted Stock Unit which shall vest based upon the achievement of the Performance Objectives.
8.    Intentionally Omitted.
9.    MISCELLANEOUS.
(A)    Acceleration. The Board shall have the power to accelerate the time at which an Award or any portion thereof vests or may first be exercised, regardless of the tax or other consequences to the Participant or the Participant’s Permitted Transferee resulting from such acceleration.
(B)    Stockholder Rights. No Participant or other person shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to an Option or Restricted Stock Unit unless and until such Award has been delivered to the Participant or other person upon exercise or settlement of the Award; provided, however, that shares of Stock subject to a Restricted Stock Unit may receive dividend equivalents in Section 7A(D). Holders of Restricted Stock shall have all the rights of a holder upon issuance of the Restricted Stock Award.
(C)    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue in the employment of, or to continue to serve as a director of, the Company or an Affiliate or shall affect the right of the Company or an Affiliate to terminate (i) the employment of the Participant (if the Participant is an Employee) with or without notice and with or without cause or (ii) the service of an Employee Director (if the Participant is an Employee Director) pursuant to the Bylaws of the Company or an Affiliate and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated. Nothing in the Plan will be construed as giving any person any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to the Participant.
(D)    Legal Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to the grant or the exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.
(E)    Withholding Obligations. Each grant or exercise of an Award granted hereunder shall be subject to the Participant’s having made arrangements satisfactory to the Board for the full and timely satisfaction of all federal, state, local and other tax withholding requirements applicable to such grant, exercise or exchange. Without limiting the generality of the foregoing, the Participant may satisfy such withholding requirements by tendering a check (acceptable to the Board) for the full amount of such withholding. In the event the Company or an Affiliate becomes liable for tax withholding with respect to an Option prior to the date of exercise, the Company may require the Participant to remit the required tax withholding by separate check acceptable to the Company or may make such other arrangements (including withholding from other payments to the Participant) for the satisfaction of such withholding as it determines.
The Company or its designated third-party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Stock under this Plan, an appropriate amount of cash or number of shares of Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes (subject in all cases to any limits on share withholding that may be imposed by the Company and not to exceed share withholding rates that would cause an adverse accounting consequence or cost). A Participant shall have the right to satisfy tax withholding obligations by the transfer to the Company of shares of Stock theretofore owned by the holder of the Award with respect to which withholding is required. Shares of Stock used to satisfy tax withholding obligations shall be valued based on the shares’ Current Market Value on the date of the transaction. Consistent with Section 409A of the Internal Revenue Code, the Company will use the closing sales price of its shares of Stock on the New York Stock Exchange (or any other such exchange on which its shares of Stock may be traded in the future) as “Current Market Value” for all purposes under the Plan. Notwithstanding anything to the contrary in the Plan, to the extent any shares of Stock are withheld or tendered to cover tax withholding obligations applicable to an Award, any shares so withheld at higher than the applicable minimum statutory rate will not again be available for grant under the Plan pursuant to the share recycling rules of Section 4(B).
(F)    Section 409A. Awards under the Plan are intended either to qualify for an exemption from Code Section 409A or to comply with the requirements thereof, and shall be construed accordingly. Notwithstanding anything in the Plan or any Award or agreement thereunder to the contrary, any payments or benefits due under the Plan or any Award or agreement thereunder that constitute non-exempt “deferred compensation” (as defined in Code Section 409A) that are otherwise payable by reason of a termination of Continuous Service will not be paid or provided until a Participant has undergone a “separation from service” (as defined in Code Section 409A) and if a payment or benefit provided for in the Plan or any Award or agreement thereunder would be subject to additional tax under Code Section 409A if paid within six (6) months after a Participant’s separation from service, then such payment or benefit shall not be paid (or commence) during the six-month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payment or benefits that otherwise would have been made or provided during such six-month period and that would have incurred such additional tax under Code Section 409A shall instead be paid or provided in a lump-sum payment on the first day following the termination of such six-month period or, if earlier, within ten (10) days following the date of the Participant’s death. A Participant’s right to receive any installment payments under the Plan shall be treated as a right to receive a series of separate payments and accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Code Section 409A. None of the Company, its Affiliates or their respective directors, officers, employees or advisors will be held liable for any taxes, interest or other amounts owed by any Participant as a result of the application of Code Section 409A.
(G)    Minimum Vesting Period for Awards. Notwithstanding anything to the contrary in the Plan, the minimum vesting schedule applicable to Awards shall provide for vesting over a service period of no less than one

(1) year, with ratable vesting only permitted following the one year anniversary of grant; provided, however, that such limitation shall not apply to Awards granted for up to an aggregate of five percent (5%) of the maximum number of shares of Stock that may be issued under this Plan, which may be issued without minimum vesting requirements. The minimum vesting provisions may be satisfied by reference to the vesting or Performance Period of any other compensation or incentive plan, program or arrangement the obligations of which are satisfied through the use of Awards under the Plan.
10.    ADJUSTMENTS UPON CHANGES IN STOCK.
(A)    Capitalization Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the maximum number of shares specified in Section 4(A) that may be delivered under the Plan, to the maximum per-participant share limit described in Section 4(D) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. To the extent consistent with qualification of Incentive Stock Options under Section 422 of the Code , the Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in such sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards granted hereunder; provided, however, that the exercise price of Awards granted under the Plan will not be adjusted unless the Company receives an exemptive order from the Commission or written confirmation from the staff of the Commission that the Company may do so.
(B)    Covered Transaction. Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction. Unless otherwise provided in an Award, the Committee shall have the right to determine and provide that in the event of a Covered Transaction, Options outstanding as of the date of the Covered Transaction shall be cancelled and terminated without payment without requiring the consent of the Participant if the fair market value of one share of Stock as of the date of the Covered Transaction is less than the per share Option exercise price.
11.    Intentionally Omitted.
12.    AMENDMENT OF THE PLAN AND AWARDS.
The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Board may not, without the Participant’s consent, alter the terms of an Award so as to affect substantially and adversely the Participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the grant of the Award. Any amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board.
13.    TERMINATION OR SUSPENSION OF THE PLAN.
(A)    Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is initially adopted in 2026 by the Board or approved by the stockholders of the Company in 2026, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(B)    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Awards granted while the Plan is in effect except with the written consent of the Participant.
14.    EFFECTIVE DATE OF PLAN.
The Plan shall become effective when the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board; provided, however, that the Plan shall not be effective with respect to an Award of Restricted Stock unless the Company has received an order of the Commission under Section 6(c) of the 1940 Act for an exemption from Sections 23(a) and 23(b), under Section 57(i) of the 1940 Act and Rule 17d-1 thereunder for an exemption from Section 57(a)(4) and under Section 23(c)(3) of the 1940 Act for an exemption from Section 23(c) (the “Effective Date”).
15.    1940 ACT.
No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable Section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the change to their Awards and such change shall be binding on such Participants.
16.    INFORMATION RIGHTS OF PARTICIPANTS.
The Company shall provide to each Participant who acquires Stock pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.
17.    SEVERABILITY.
If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of this Plan and any such Award shall remain in full force and effect.
18.    OTHER COMPENSATION ARRANGEMENTS.
The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.
19.    WAIVER OF JURY TRIAL.
By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.
20.    LIMITATION ON LIABILITY.
Notwithstanding anything to the contrary in the Plan, neither the Company nor the Board, nor any person acting on behalf of the Company or the Board, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code.

ANNEX B

HERCULES CAPITAL, INC.
AMENDED AND RESTATED 2026 NON-EMPLOYEE DIRECTOR PLAN
(FORMERLY KNOWN AS THE 2018 NON-EMPLOYEE DIRECTOR PLAN)
1.    PURPOSE.
(A)    General Purpose. The Plan has been established to advance the interests of the Company by providing for the grant of Awards to Participants. At all times during such periods as the Company qualifies or is intended to qualify as a “business development company” under the 1940 Act, the terms of the Plan shall be construed so as to conform to the stock-based compensation requirements applicable to “business development companies” under the 1940 Act. An Award or related transaction will be deemed to be permitted under the 1940 Act if permitted by any exemptive or “no-action” relief granted by the Commission or its staff.
(B)    Eligible Participants. All Non-Employee Directors of the Company are eligible to be granted Awards by the Board under the Plan.
(C)    Background. The Plan was originally adopted as the 2018 Non-Employee Director Plan, which was approved by the Board on May 13, 2018 and by stockholders on June 28, 2018. The Plan is hereby being amended and restated, and it is being renamed the “Amended and Restated 2026 Non-Employee Director Plan.”
2.    DEFINITIONS.
(A)    “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
(B)    “Award” means an award of shares of Restricted Stock granted pursuant to the Plan.
(C)    Board” means the Board of Directors of the Company.
(D)    “Code” means the Internal Revenue Code of 1986, as amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Board) with respect to such provision.
(E)    “Commission” means the Securities and Exchange Commission.
(F)    “Committee” means a committee of two or more members of the Board, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and, if applicable, meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Stock is traded, and are appointed by the Board in accordance with Section 3(C).
(G)    “Company” means Hercules Capital, Inc., a Maryland corporation.
(H)    “Continuous Service” means the Participant’s uninterrupted service with the Company as a Non-Employee Director.
(I)    “Covered Transaction” means any of (i) a consolidation, merger, stock sale, reverse merger or similar transaction or series of related transactions which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a dissolution or liquidation of the Company, (iv) following such time as the Company has a class of equity securities listed on a national securities exchange or quoted on an inter-dealer quotation system, a change in the membership of the Board for any reason such that the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board (a “Board Change”); provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Continuing Directors will be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended)

or other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board or (v) a change in the management structure of the Company from an internally managed business development company to an externally managed business development company pursuant to which the Company enters into an investment advisory agreement with a third-party advisor. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.
(J)    “Effective Date” has the meaning set forth in Section 11.
(K)    “Employee” means any person employed by the Company.
(L)    “Employee Plan” means the Hercules Capital, Inc. Amended and Restated 2026 Equity Incentive Plan (or any successor plan thereto), as amended and restated from time to time.
(M)    “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in- law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.
(N)    “Non-Employee Director” means any director of the Company who is not an Employee or officer of the Company.
(O)    “Participant” means a person to whom an Award is granted pursuant to the Plan.
(P)    “Permitted Transferee” means a Family Member of a Participant to whom an Award has been transferred by gift.
(Q)    “Plan” means this Amended and Restated 2026 Non-Employee Director Plan, as from time to time amended and in effect.
(R)    “Restricted Stock” means an Award of Stock for so long as the Stock remains subject to restrictions requiring that it be forfeited to the Company if specified conditions are not satisfied.
(S)    “Securities Act” means the Securities Act of 1933, as amended.
(T)    “Stock” means the common stock of the Company, par value $.001 per share.
3.    ADMINISTRATION.
(A)    Administration By Board. The Board shall administer the Plan unless and until it delegates administration to a Committee, as provided in Section 3(C). The Plan may also be administered by the Compensation Committee administering the Employee Plan.
(B)    Powers of Board. The Board shall have the power, subject to the express provisions of the Plan and applicable law:
i.    To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provisions of each Award granted; and the number of shares of Stock with respect to which an Award shall be granted to each such person.
ii.    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award documentation, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.
iii.    To amend the Plan or an Award as provided in Section 9.
iv.    To terminate or suspend the Plan as provided in Section 10.
v.    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(C)    Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any persons to whom such authority has been delegated; provided that a “required majority,” as defined in Section 57(o) of the 1940 Act, must approve of each issuance of Awards. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board, other than the Board reference at the end of this sentence and the Board references in the last sentence of this subsection (C), shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
(D)    Effect of Board’s Decision. Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4.    SHARES SUBJECT TO THE PLAN; CERTAIN LIMITS.
(A)    Share Reserve. Subject to adjustment as provided in Section 4(B), Section 7(E) and Section 8, and as of the Effective Date, the maximum aggregate number of shares of Stock that may be authorized for issuance under Awards granted under the Plan is three hundred thousand (300,000) shares.
(B)    Reversion of Shares to the Share Reserve. If any Award shall for any reason be forfeited or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Award shall revert to and again become available for issuance under the Plan on a one-for-one basis.
(C)    Source of Shares. The shares of Stock subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise. No fractional shares of Stock will be delivered under the Plan.
(D)    Limits on Individual Grants. The maximum number of underlying or actual shares of Stock for which any Non-Employee Director may be granted Awards under the Plan in any calendar year is twenty thousand (20,000) shares.
(E)    Limits on Grants of Restricted Stock. The combined maximum amount of Restricted Stock that may be issued and outstanding under the Plan, the Employee Plan and any other compensation plan of the Company will not at the time of issuance of any shares of Restricted Stock exceed 10% of the outstanding shares of Stock. No one person shall be granted Awards of Restricted Stock relating to more than 25% of the shares available for issuance under this Plan.
(F)    No Grants in Contravention of 1940 Act. No Award may be granted under the Plan if the grant of such Award would cause the Company to violate any section of the 1940 Act, and, if otherwise approved for grant, shall be void and of no effect.
(G)    Limits on Number of Awards. The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with the settlement of any Restricted Stock Units granted pursuant to the Employee Plan and together with any Restricted Stock issued pursuant to this Plan, the Employee Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with the settlement of any Restricted Stock Units granted pursuant to the Employee Plan and together with any Restricted Stock issued pursuant to this Plan, the Employee Plan and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with the settlement of any Restricted Stock Units granted pursuant to the Employee Plan and together with any Restricted Stock issued pursuant to this Plan, the Employee Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.
(H)    Date of Award’s Grant. The date on which the “required majority,” as defined in Section 57(o) of the 1940 Act, approves the issuance of an Award will be deemed the date on which such Award is granted.
(I)    Transferability. An Award shall not be transferable, except by will or by the laws of descent and distribution, or, to the extent provided by the Board, by gift to a Permitted Transferee, and an Award that is nontransferable except at death shall be exercisable during the lifetime of the Participant only by the Participant. No Award may be transferred for value.
5.    ELIGIBILITY.
Awards may be granted to the Non-Employee Directors.

6.    RESTRICTED STOCK PROVISIONS.
Each grant of Restricted Stock shall contain such terms and conditions as the Board shall deem appropriate. No Restricted Stock shall be granted prior to the date the stockholders of the Company approve the Plan. To the extent relevant, each grant of Restricted Stock includes (through incorporation by reference or otherwise) the substance of each of the following provisions:
(A)    Initial Grant. Subject to the forfeiture restrictions set forth below, each individual elected to the Board as a Non-Employee Director after the Effective Date shall automatically be granted the lesser of (i) 7,500 shares of Restricted Stock (as adjusted pursuant to Section 8 hereof) or (ii) that number of shares of Restricted Stock (rounded down to the nearest whole share) equal to $67,500 divided by greater of (x) the closing price per share of Stock on the date of grant and (y) the net asset value per share of Stock on the date of grant, upon initial election or appointment to such position. If such individual is elected to the Board as a Non-Employee Director after the commencement of the staggered class term to which such director is elected or appointed, such grant of initial shares of Restricted Stock shall be pro-rated by multiplying such initial share grant by a fraction, the numerator of which is 36 minus the number of whole or partial months that have already ended in such initial term and the denominator of which is 36. The forfeiture restrictions for such initial shares of Restricted Stock shall lapse, if the Non- employee Director is in continuous service through such date, as to one-third (1/3) of the Restricted Stock immediately after the expiration of 33% of the Initial Term (as defined below), as to an additional one-third (1/3) of the Restricted Stock immediately after the expiration of 66% of the Initial Term and the remaining one-third (1/3) of the Restricted Stock on the third anniversary of the commencement date of the applicable three-year staggered class term. For purposes of this Section 6(A), “Initial Term” means the actual period of time during which the newly appointed or elected Non-Employee Director will have continuously served from his or her appointment or election date until the third (3rd) anniversary of the commencement date of the entire applicable three-year staggered class term.
(B)    Periodic Grants. Subject to the forfeiture restrictions set forth below, each Non-Employee Director shall automatically be granted the lesser of (i) 6,667 shares of Restricted Stock (as adjusted pursuant to Section 8 hereof) or (ii) that number of shares of Restricted Stock (rounded down to the nearest whole share) equal to $60,000 divided by greater of (x) the closing price per share of Stock on the date of grant and (y) the net asset value per share of Stock on the date of grant (such lesser number of shares, the “Periodic Grant Amount”), on the date of such Non-Employee Director’s re-election to the Board of Directors. Such shares of Restricted Stock will be granted to each Non-Employee Director on the date of the Company’s Annual Meeting of Stockholders at which such Non-Employee Director is re-elected to the Board (or such other date as determined by the Board in the event that an Annual Meeting of Stockholders is not held by the Company) and the forfeiture restrictions for such shares will lapse, if the Non-Employee Director is in continuous service through such date, as to one-third (1/3) of such shares on the anniversary of such grant over three years.
(C)    Consideration. To the extent permitted by the 1940 Act, Awards of Restricted Stock may be made in exchange for past services or other lawful consideration.
(D)    Termination of Continuous Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock held by the Participant or the Participant’s Permitted Transferee that is not then vested will terminate, and the unvested shares will be returned to the Company and will be available to be issued as Awards under this Plan.
7.    MISCELLANEOUS.
(A)    Acceleration. The Board shall have the power to accelerate the time at which the forfeiture restrictions pertaining to an Award or any portion thereof may lapse, regardless of the tax or other consequences to the Participant or the Participant’s Permitted Transferee resulting from such acceleration.
(B)    Stockholder Rights. Holders of Restricted Stock shall have all the rights of a holder upon issuance of the Restricted Stock Award.
(C)    No Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve as a director of, the Company or shall affect the right of the Company to terminate the service of a Non-Employee Director pursuant to the Bylaws of the Company and any applicable provisions of the corporate law of the state in which the Company is incorporated.
(D)    Legal Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved;

(ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to issuance of the Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.
(E)    Withholding Obligations. To the extent required by applicable law, each issuance of Stock granted hereunder shall be subject to the Participant’s having made arrangements satisfactory to the Board for the full and timely satisfaction of all federal, state, local and other tax withholding requirements applicable to such issuance or exchange. Without limiting the generality of the foregoing, the Participant shall have the right to satisfy such withholding requirements, if any, by tendering a check (acceptable to the Board) or shares of Stock for the full amount of such withholding. Shares of Stock used to satisfy tax withholding obligations, if any, shall be valued based on the closing price per share of Stock on the New York Stock Exchange (or any other such exchange on which its shares of Stock may be traded in the future) on the date of the transaction. In the event that withholding tax liabilities, if any, arising from an Award are satisfied by the tendering of shares of Stock by the Participant or withholding of shares by the Company (either actually or by attestation), the shares of Stock so tendered or withheld shall revert to and again be available for issuance under the Plan on a one-for-one basis. In addition, the Company or its designated third-party administrator shall have the right to deduct applicable taxes, if any, from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Stock under this Plan, an appropriate amount of cash or number of shares of Stock or a combination thereof for payment of any such taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy any such obligations for withholding of such taxes (subject in all cases to any limits on share withholding that may be imposed by the Company and not to exceed share withholding rates that would cause an adverse accounting consequence or cost). Shares granted pursuant to an Award of Restricted Stock that are used to settle tax withholding obligations pursuant to this Section 7(E) shall be included as “Restricted Stock issued” for purposes of the calculations set forth in Section 4(G).
8.    ADJUSTMENTS UPON CHANGES IN STOCK.
(A)    Capitalization Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the maximum number of shares specified in Section 4(A) that may be delivered under the Plan, to the maximum per-participant share limit described in Section 4(D), to the number of shares to be granted with respect to initial grants under Section 6(A), to the number of shares to be granted with respect to periodic grants under Section 6(B) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted and any other provision of Awards or the Plan affected by such change. The Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in such sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards granted hereunder.
(B)    Covered Transaction. Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction.
9.    AMENDMENT OF THE PLAN AND AWARDS.
The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards, including, without limitation, increasing the size of initial grants under Section 6(A) and periodic grants under Section 6(B); provided, that except as otherwise expressly provided in the Plan the Board may not, without the Participant’s consent, alter the terms of an Award so as to affect substantially and adversely the Participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the grant of the Award. Any amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board.

10.    TERMINATION OR SUSPENSION OF THE PLAN.
(A)    Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is initially adopted by the Board in 2026 or approved by the stockholders of the Company in 2026, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(B)    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Awards granted while the Plan is in effect except with the written consent of the Participant.
11.    EFFECTIVE DATE OF PLAN.
The Plan shall become effective when the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board; provided, however, that the Plan shall not be effective with respect to an Award of Restricted Stock unless the Company has received an order of the Commission under Section 6(c) of the 1940 Act for an exemption from Sections 23(a) and 23(b), under Section 57(i) of the 1940 Act and Rule 17d-1 thereunder for an exemption from Section 57(a)(4) and under Section 23(c)(3) of the 1940 Act for an exemption from Section 23(c) (the “Effective Date”).
12.    1940 ACT.
No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable Section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the change to their Awards and such change shall be binding on such Participants.
13.    SEVERABILITY.
If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

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V94098-P48064

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DETACH AND RETURN THIS PORTION ONLY

HERCULES CAPITAL, INC.

The Board of Directors recommends you vote FOR the following proposals 1, 2, 4, 5 and 6 and 1 YEAR on proposal 3:

1. Election of an independent director

Nominee:	For	Against	Abstain
1a. Robert P. Badavas	☐	☐	☐

	For	Against	Abstain
2. Advisory vote to approve the Company's named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of the advisory vote to approve the Company's named executive officer compensation.	☐	☐	☐	☐

NOTE: All such other business as may properly come before the meeting will be transacted or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V94099-P48064

HERCULES CAPITAL, INC.
Virtual Annual Meeting of Stockholders
June 18, 2026
This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Scott Bluestein and Kiersten Zaza Botelho, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HERCULES CAPITAL, INC. that the stockholder(s) is/are entitled to vote at the Virtual Annual Meeting of Stockholders to be held at 9:00 a.m., ET on June 18, 2026, at www.virtualshareholdermeeting.com/HTGC2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side